UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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LHC GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name(s) of Person(s) Filing Proxy Statement, If other than the Registrant)
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LHC GROUP, INC.
901 Hugh Wallis Road South
Lafayette, Louisiana 70508
To Our Stockholders:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of LHC Group, Inc. to be held on Thursday, June 7, 2018, at 10:00 a.m. (Central time), at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.
Regardless of whether you plan to attend the Annual Meeting in person, I urge you to submit your proxy as soon as possible to assure your representation at the Annual Meeting. For your convenience, you can submit proxy and voting instructions in any one of the following ways:

•	Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions provided on your proxy card;

•	By Telephone. You may submit your proxy and voting instructions by calling the toll-free number found on your proxy card; or

•	By Mail. You may submit your proxy and voting instructions by completing, dating, and signing the enclosed proxy card and returning it promptly in the envelope provided.

Even if you submit your proxy, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares of our common stock in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,
Keith G. Myers
Chief Executive Officer
April 27, 2018

YOUR VOTE IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS BY INTERNET, TELEPHONE OR SIGNING AND DATING THE ENCLOSED PROXY CARD, OR COMPLETING, SIGNING, AND DATING THE VOTING INSTRUCTION FORM, AS APPLICABLE, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

LHC GROUP, INC.
901 Hugh Wallis Road South, Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 7, 2018
To the Stockholders of LHC Group, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of LHC Group, Inc. will be held at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508, on Thursday, June 7, 2018, at 10:00 a.m. (Central time), for the following purposes:

1.
to elect the three Class I director nominees, who are named in the accompanying Proxy Statement, nominated by our board of directors to serve for a term of three years and until their successors are elected and qualified;

2.	to adopt, on an advisory basis, a resolution approving the compensation of our named executive officers;

3.	to approve the Company's 2018 Incentive Plan;

4.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 20, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.
Our board of directors unanimously recommends stockholders vote (1) FOR the election of the three Class I director nominees, who are named in the accompanying Proxy Statement, (2) FOR the adoption, on an advisory basis, of the resolution approving the compensation of our named executive officers, (3) FOR approval of the Company's 2018 Incentive Plan, and (4) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Our stockholders are cordially invited to attend the Annual Meeting in person. For directions to our headquarters, please contact us at (800) 489-1307.

By Order of the Board of Directors

Keith G. Myers
Chief Executive Officer
April 27, 2018

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE BY INTERNET, TELEPHONE, OR SIGNING AND DATING THE ENCLOSED PROXY CARD, OR COMPLETING, SIGNING, AND DATING THE VOTING INSTRUCTION FORM, AS APPLICABLE, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2018 Annual Meeting of Stockholders Information

Date and Time:	Thursday, June 7, 2018 at 10:00 a.m. Central time
Place:	901 Hugh Wallis Road South, Lafayette, Louisiana 70508 (LHC’s principal executive offices)
Record Date:	April 20, 2018
Voting Rights:
Stockholders of record as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals properly presented at the meeting.

Company Overview - Highlights of 2017 Performance, The Almost Family Merger, and Executive Compensation

•
We provide post-acute health care services through our home health, hospice, and community-based services agencies and through our long-term acute hospitals. As of December 31, 2017, we operated 442 locations in 27 states. Our objective is to be the leading provider of home health, hospice, and community-based services in the United States.

•	Net service revenue increased 17.2% to $1.072 billion for 2017 compared with $914.8 million for 2016.

•	Net income grew 37.0% to $50.1 million compared with $36.6 million for 2016.

•	We exceeded the upper range of our earnings per share goal for 2017, resulting in above target payout to our executive officers under our annual incentive plan.

•
In November 2017, we entered into a definitive merger agreement with Almost Family, Inc. (“Almost Family”), providing for a “merger of equals” business combination between us and Almost Family, which we completed on April 1, 2018. The merger creates the second largest in-home healthcare provider in the country with an expanded geographic service territory of 36 states covering over 60 percent of the U.S. population aged 65 and over; the only national home health, hospice, and personal care provider with a long track record of successfully partnering with hospitals and health systems; and the highest quality provider, as measured by the Centers for Medicare and Medicaid Services star ratings.

•
In connection with the Almost Family merger, we have elected four former members of the Almost Family Board of Directors to serve on our Board of Directors, reclassified the directors’ terms and reconstituted our board of director committee structure and membership.

•
Grants of long-term equity incentives to our executive officers in 2017 were made at target levels, which was based on the company meeting or exceeding performance expectations relating to key financial and qualitative performance metrics in 2016, including adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share, return on equity, and quality of patient care measures and Star Ratings.

Voting Matters and Board Recommendations

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR all nominees	28
2. Advisory Vote to Approve Named Executive Officer Compensation	FOR	41
3. Approval of the Company's 2018 Incentive Plan	FOR	42
4. Ratification of Independent Registered Public Accounting Firm	FOR	47

Our Director Nominees
The table below sets forth information about our director nominees, each of which is an incumbent member of our Board of Directors (the “Board” or the “Board of Directors”), including their ages, length of service on our Board, relevant experience and Board committee memberships. The five standing committees of the Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Clinical Quality Committee, and Corporate Development Committee. The Board has determined that two of the three nominees are independent directors under the Nasdaq listing requirements and our Governance Principles.

Director	Age	Director Since	Experience	Board Committees
Keith G. Myers	59	1994	Co-founder of the company and has served as our Chairman of the Board and Chief Executive Officer (or similar positions in our predecessors) since 1994.
Ronald T. Nixon	62	2001	Founding principle of The Catalyst Group, which manages investment companies and private equity funds.	Audit Nominating and Corporate Governance Corporate Development
W. Earl Reed, III	66	2018
President and Chief Executive Officer of Springstone, LLC, which is a private equity sponsored owner operator of psychiatric hospitals. Served as a member of the Almost Family Board of Directors from 2000 through the merger.
				Audit Corporate Development
 Our Corporate Governance Facts

Size of Board	10
Number of Independent Directors	9
Audit, Compensation and Nominating and Corporate Governance Board Committees Consist Entirely of Independent Directors	Yes
All Directors Attended at least 75% of Meetings Held in 2017	Yes
Independent Lead Director	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Stock Ownership Requirements for Directors	Yes
Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers	Yes
Corporate Governance Guidelines and Code of Conduct Available on Corporate Website	Yes
Poison Pill	No

Additional Executive Compensation Governance Facts

Annual Advisory Approval of Executive Compensation	Yes
Stock Ownership Requirements for Executive Officers	Yes
Stock Ownership Requirement for CEO, as a Multiple Of Base Salary	5x
Retention Requirements for Equity Awards (Until Stock Ownership Requirements are Met)	Yes
Clawback Policy	Yes
Double-Trigger for Change of Control Benefits	Yes
Excise Tax Gross-Ups for Change of Control Benefits	No

LHC GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 7, 2018
The 2017 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about April 27, 2018.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING,
AND VOTING
Why am I receiving these proxy materials?
Our board of directors is soliciting your proxy to vote your shares of our common stock at the 2018 Annual Meeting of Stockholders because you owned shares of our common stock at the close of business on April 20, 2018, the record date for the Annual Meeting, and are therefore entitled to vote at the Annual Meeting. This Proxy Statement, along with a proxy card and the 2017 Annual Report, is being mailed on or about April 27, 2018, to stockholders of record as of April 20, 2018. We have made this Proxy Statement and the 2017 Annual Report available to you on the Internet and we have delivered printed proxy materials to you. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the 2018 Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares of our common stock.
What is a proxy?
A proxy is your legal designation of another person to vote your shares of our common stock. The written documents providing notice of the Annual Meeting and describing the matters to be considered and voted on are called a “Notice” and a “Proxy Statement,” respectively. The document used to designate a proxy to vote, and to provide voting instructions on how to vote, your shares of our common stock at the Annual Meeting is called a “proxy card.” Collectively, the Notice, Proxy Statement, and proxy card are called the “proxy materials.” Our board of directors has designated two of our officers, Keith G. Myers and Donald D. Stelly, to act as proxies for the Annual Meeting for any stockholder of record as of April 20, 2018 returning a signed and dated proxy card.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 10:00 a.m. (Central time), on Thursday, June 7, 2018, at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.
Who is soliciting my proxy?
Our board of directors is soliciting your proxy to vote your shares of our common stock on all matters properly coming before the 2018 Annual Meeting of Stockholders, whether or not you attend in person. By submitting your proxy and voting instructions via the Internet or by telephone, or by dating, signing, and returning a proxy card, you are authorizing the proxy holders to vote your shares of our common stock at the Annual Meeting as you have instructed, if applicable.

On what matters will I be voting?
At the Annual Meeting, our stockholders will be asked to vote on the following matters:
1. the election of the three Class I director nominees, who are named in this Proxy Statement, nominated by our board of directors to serve for a term of three years and until their successors are elected and qualified;
2. the adoption, on an advisory basis, of a resolution approving the compensation of our named executive officers, as described in this Proxy Statement;
3. the approval of the Company's 2018 Incentive Plan; and
4. the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Our stockholders will also be asked to consider any other business that properly comes before the Annual Meeting. We do not expect any matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. For more information, see “Could other matters be considered and voted upon at the Annual Meeting?” below.
How does the board of directors recommend that I cast my vote?
Our board of directors unanimously recommends that you vote:

•	FOR the election of the three Class I director nominees;

•	FOR the adoption, on an advisory basis, of the resolution approving the compensation of our named executive officers;

•	FOR the approval of the Company's 2018 Incentive Plan; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
We do not expect any matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. However, by submitting your proxy and voting instructions via the Internet or by telephone, or by dating, signing, and returning a proxy card, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and such persons intend to vote on any such other matter in accordance with their discretion.
How many votes may I cast?
You have one vote for every share of our common stock that you owned on April 20, 2018, the record date for the Annual Meeting.
How many shares of common stock are eligible to be voted?
As of the record date for the Annual Meeting, we had 31,168,824 shares of our common stock outstanding, each of which entitles the holder to one vote.
How many shares of common stock must be present to hold the Annual Meeting?
Our bylaws provide that the presence at the Annual Meeting, whether in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote in the election of directors constitutes a quorum necessary to properly convene a meeting of our stockholders. The inspector of elections will determine whether a quorum exists. Abstentions will be treated as shares present for quorum purposes, but broker non-votes will not be counted as present for purposes of a quorum, since brokers are not entitled to vote in the election of directors without instructions from the beneficial owner. For more information, see “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?” below.

How do I vote?
Stockholder of Record
If, as of April 20, 2018, your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by us.
If you are a stockholder of record as of April 20, 2018, there are four ways to ensure your shares of our common stock are represented and voted at the Annual Meeting:

•	Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions provided on your proxy card;

•	By Telephone. You may submit your proxy and voting instructions by calling the toll-free number found on your proxy card;

•	By Mail. You may submit your proxy and voting instructions by completing, dating, and signing the enclosed proxy card and returning it promptly in the envelope provided; or

•
In Person. You may vote your shares of our common stock in person at the Annual Meeting. If you desire to vote your shares of our common stock in person at the Annual Meeting, please request, complete, and deliver to the proxies a ballot prior to the time that ballots are collected at the Annual Meeting.

Only the latest dated proxy received from you, whether via the Internet, by telephone, or by mail, will be used by the proxies to vote your shares at the Annual Meeting. If you submit your proxy and voting instructions via the Internet or by telephone, please do not mail your proxy card.
Beneficial Owner of Shares Held in Street Name
If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee, or other nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or other nominee on how to vote your shares of our common stock via the Internet or by telephone if the bank, broker, trustee, or other nominee offers these options or by completing, signing, and returning a voting instruction form that your bank, broker, trustee, or other nominee provides. Your bank, broker, trustee, or other nominee will send you instructions for submitting your voting instructions for your shares of our common stock. You may also vote your shares of our common stock in person at the Annual Meeting if you obtain a proxy from your bank, broker, trustee, or other nominee and present it to the inspectors of election with your ballot when you vote your shares at the Annual Meeting. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?” below.
What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?
If you properly complete, date, sign, and return a proxy card, your shares of our common stock will be voted as you specify. If you are a stockholder of record as of April 20, 2018, and you date, sign, and return but do not provide voting instructions on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our board of directors, as provided above.
If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which your holder of record does not have discretionary authority to vote. If a proposal is determined to be discretionary, your bank, broker, trustee, or other nominee is permitted under the applicable rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee, or other nominee is not permitted under the applicable rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a non-discretionary proposal because it has not received voting instructions from the beneficial owner.

Under applicable rules, the proposal relating to the ratification of the selection of our independent registered public accounting firm is a discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares for you, your shares may be voted by your bank, broker, trustee, or other nominee with respect to the ratification of the selection of our independent registered public accounting firm.
Under applicable rules, the proposals relating to the election of the director nominees, the compensation of our named executive officers and the approval of the Company's 2018 Incentive Plan are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares for you, your shares will not be voted by your bank, broker, trustee, or other nominee with respect to the election of the three Class I director nominees, or on the approval, on an advisory basis, of the compensation of our named executive officers, or on the approval of the Company's 2018 Incentive Plan. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares.
Shares subject to broker non-votes will not be included in calculating the number of votes necessary for approval of such matter nor will such shares be considered present at the Annual Meeting for purposes of determining the existence of a quorum.
What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of the three Class I director nominees	For all nominees, withhold vote for all nominees, or for all nominees except for nominees indicated	Plurality of votes cast	No effect	No effect
No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against, or abstain	Affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the proposal	Treated as votes against	No effect
No. 3: Approval of the Company's 2018 Incentive Plan	For, against, or abstain	Affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the proposal	Treated as votes against	No effect
No. 4: Ratification of the selection of our independent registered public accounting firm	For, against, or abstain	Affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the proposal	Treated as votes against	N/A
In contested elections (where the number of nominees exceeds the number of directors to be elected) and in uncontested elections, our director nominees are elected by a plurality of the votes cast. Under our bylaws, all other matters require the affirmative vote of the holders of a majority of the voting power present in person or by proxy and entitled to vote on the proposal.

Can I revoke or change my voting instructions after I deliver my proxy?
Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock by: (1) notice in writing to our Corporate Secretary, (2) our timely receipt of another proxy from you with a later date, or (3) voting in person at the Annual Meeting. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.
How will votes be counted?
An inspector of elections will be appointed to, among other things, determine the number of shares of our common stock outstanding on the record date, determine the number of shares of our common stock represented at the Annual Meeting, determine the existence of a quorum and the authenticity, validity, and effect of proxies, receive votes of ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, and determine the results of the matters considered at the Annual Meeting.

Who pays for soliciting proxies?
We pay all expenses of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, arrangements have been made for brokers, banks, trustees, and other nominees to send proxy materials to the beneficial owners, and we will reimburse them for their reasonable expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, e-mail, personal interview, or other means.
Could other matters be considered and voted upon at the Annual Meeting?
Our board of directors does not expect to bring any other matter before the Annual Meeting, and it is not aware of any other matter that may be considered at the Annual Meeting. In addition, pursuant to our bylaws, the time has elapsed for any stockholder to properly bring a matter before the Annual Meeting. However, if any other matter does properly come before the Annual Meeting, the proxy holders will vote the proxies in their discretion.
What happens if the Annual Meeting is postponed or adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote your shares at a postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
Do I need identification to attend the Annual Meeting in person?
Yes, please bring proper identification. If you are a beneficial owner, please also bring acceptable proof of ownership, such as a letter from your broker, bank, trustee, or other nominee or an account statement showing that you beneficially owned shares of our common stock on the record date.
How can stockholders present proposals and director nominations for our 2019 Annual Meeting?
If an eligible stockholder desires to have a proposal formally considered at our 2019 Annual Meeting of Stockholders and included in our 2019 Proxy Statement, we must receive the proposal in writing at our principal executive offices by December 28, 2018, and the proposal must comply with applicable rules of the Securities and Exchange Commission (“SEC”).
If an eligible stockholder desires to make a proposal, but does not wish to have it included in our Proxy Statement, or desires to submit a director nomination for consideration at our 2019 Annual Meeting of Stockholders and inclusion in our 2019 Proxy Statement, we must receive the proposal in writing, directed to our Corporate Secretary at our principal executive offices no earlier than January 27, 2019 and no later than February 26, 2019. If the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or after June 7, 2019 (the anniversary date of the 2018 Annual Meeting of Stockholders), to be timely, the stockholder must deliver notice no later than the close of business on the later of 90 days prior to the 2019 Annual Meeting of Stockholders or 10 days following the day on which the company first makes public announcement of the date of the 2019 Annual Meeting of Stockholders. See the section titled “The Board of Directors and Corporate Governance – Director Nominee Evaluation Process” for additional information about stockholder nominations. All stockholder proposals and director nominations must comply with the requirements of our bylaws. The requirements of our bylaws are separate from and in addition to the applicable rules of the SEC that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement.
The address of our principal executive offices to which proposals and nominations should be directed is 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 7, 2018.

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2017 are available at http://investor.lhcgroup.com/annuals.cfm.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Almost Family Merger

On April 1, 2018 (the “Effective Date”), we completed our previously announced merger of equals business combination with Almost Family, Inc. (“Almost Family”) pursuant to that certain Agreement and Plan of Merger, dated as of November 15, 2017 (the “Merger Agreement”), by and among the Company, Almost Family and Hammer Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). On the Effective Date, Merger Sub merged with and into Almost Family (the “Merger”), with Almost Family continuing as the surviving entity in the Merger and as a wholly owned subsidiary of the Company.
In connection with the Merger and pursuant to the Merger Agreement, we expanded the Board to ten directors and elected four directors designated by Almost Family to the Board following the resignation of three of our directors, John B. Breaux, Kenneth E. Thorpe and Dan S. Wilford. The four designees of Almost Family were Jonathan D. Goldberg, Clifford S. Holtz, W. Earl Reed, III, and Tyree G. Wilburn, each of whom was an Almost Family director immediately prior to the Merger. Each of Keith G. Myers, W.J. “Billy” Tauzin, Monica F. Azare, John L. Indest, Ronald T. Nixon and Brent Turner continued to serve as directors following the Merger. We also reconstituted the various committees of the Board to include both Almost Family designees as well as our continuing directors.
In addition and in connection the Merger, we appointed C. Steven Guenthner, the former President and Principal Financial Officer of Almost Family, as our Chief Strategy Officer and one of our Executive Vice Presidents. Keith G. Myers, our Chairman of the Board and Chief Executive Officer, Donald D. Stelly, our President and Chief Operating Officer, and Joshua L. Proffitt, our Chief Financial Officer, Treasurer and one of our Executive Vice Presidents, all continued to serve in their respective roles following the Merger.
Independence of Directors
Our board of directors has reviewed the independence of each of our directors in light of the definition of “independent director” in the applicable listing standards of the Nasdaq Stock Market, LLC (“NASDAQ”). As a result of this review, we affirmatively determined that all of our directors are independent, with the exception of Keith G. Myers, our Chief Executive Officer.
Board Leadership Structure; Succession Planning
Our board of directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer. We have also established a Lead Director position held by an independent director to further strengthen our governance structure. We believe this structure provides an efficient and effective leadership model for the company. Combining the Chairman of the Board and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy, while appointing a Lead Director ensures that an independent director serves in a board leadership position, allowing our independent directors to effectively oversee company management and key issues related to strategy, risk, and integrity. To further assure effective independent oversight, we have adopted a number of governance practices, including:

•	executive sessions of our independent directors after every board meeting, and

•	annual performance evaluations of the Chairman of the Board and Chief Executive Officer by our independent directors.
Congressman Tauzin has served as our Lead Director since January 2005. The Lead Director’s duties include preparing and reviewing agendas and minutes of committee meetings and pertinent board issues and presiding at regularly scheduled executive sessions and other meetings of our independent directors.
We recognize that no single leadership model is right for all companies and that, depending on the circumstances, other leadership models, such as one providing for a separate independent Chairman of the Board, might be appropriate. Accordingly, our board of directors periodically reviews our leadership structure. Based on that review, our board of directors believes that our leadership model best serves the company and its stockholders.
A key responsibility of the Chief Executive Officer and our board of directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in the company. Each year, succession-planning reviews are held at every significant organizational level of the company. During this review, the Chief Executive Officer and the members of the Nominating and Corporate Governance Committee discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which the company makes ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.

In addition, the Chief Executive Officer maintains in place at all times, and reviews with the Nominating and Corporate Governance Committee periodically, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden incapacitation or departure.
Risk Oversight
Our enterprise risk management is an overarching ongoing governance process for identifying, ranking, and managing the risks of our business. Top risks that have been identified through this process are managed by the executive team and assigned to the senior managers responsible for coordinating the monitoring, reporting, and risk mitigation activities associated with such risks, which may be financial, operational, or strategic in nature. Senior managers periodically provide detailed reports to our board of directors or its committees. Accountability to a committee of our board of directors is based on the nature of the risk and the applicable responsibilities of the committee. For all other risks not applicable to a committee, accountability is with our board of directors. For example, financial related risks are reviewed by the Audit Committee, governance related risks are reviewed by our Nominating and Corporate Governance Committee, and strategic risks are reviewed by our full board. Our board of directors has delegated to the Compensation Committee the responsibility of assessing the risks associated with our compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in our practices and policies.
Based on the results of the Compensation Committee’s risk assessment, management has concluded that our current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. Our management also believes that our incentive compensation arrangements do not encourage risk-taking beyond our organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.
Committees and Meetings of the Board of Directors
During 2017, our board of directors held nine meetings and took additional action, from time to time, by unanimous written consent. All of our directors attended at least 75% of the aggregate number of meetings held in 2017 by our board of directors and its committees on which he or she served that were held during the period that he or she served as a director committee member. Our board of directors does not have a policy requiring director attendance at annual meetings. Two members of our board of directors attended the 2017 Annual Meeting.
We have adopted a policy relating to executive sessions of our board of directors. Under this policy, no less frequently than semi-annually, our board of directors is required to meet in executive sessions in which independent directors meet separately from our non-independent directors and members of management. Although the policy only requires semi-annual meetings in executive sessions, our board of directors often holds an executive session in connection with each board meeting. The independent members of our board of directors held three executive sessions during 2017.
We have established five committees of our board of directors: an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Clinical Quality Committee, and Corporate Development Committee, each of which is briefly described below. The following table shows the current membership of these committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Clinical Quality	Corporate Development
Monica F. Azare		X*		X
Jonathan Goldberg		X	X
Clifford S. Holtz				X	X
John L. Indest				X*	X
Keith G. Myers
Ronald T. Nixon	X		X		X*
W. Earl Reed, III	X				X
W. J. “Billy” Tauzin		X	X*
Brent Turner	X*				X
Tyree G. Wilburn	X			X

*	Committee Chair.

Audit Committee

During 2017, the Audit Committee held six meetings and took additional action, from time to time, by unanimous written consent. The current members of the Audit Committee are Messrs. Nixon, Reed, Turner, and Wilburn, with Mr. Turner serving as Chair. We have determined that each member of the Audit Committee is “independent” as defined in Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the listing standards of NASDAQ, including rules specifically governing audit committee members. Mr. Turner has been designated by the Board as the Audit Committee financial expert.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The charter of the Audit Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Audit Committee performs the following functions, among others:

•
selects our independent registered public accounting firm (whose duty it is to audit the financial statements of the company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and engagement fees and terms, as well as all permitted non-audit services by our independent auditors;

•	meets with the independent auditors and management of the company to review and discuss the scope of the audit and all significant matters related to the audit;

•	reviews the adequacy and effectiveness of our internal controls regarding accounting and financial matters;

•	reviews the company’s financial statements and discusses them with management and the independent auditors;

•	reviews and discusses with management our earnings reports and press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviews and discusses with management our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	reviews and approves any proposed transaction with any affiliate, in accordance with our written policy with respect to related person transactions;

•	reviews the effectiveness of our compliance program with management;

•	annually reviews and implements the Audit Committee charter and reports to our board of directors regarding activities of the Audit Committee; and

•	performs an annual performance evaluation of the Audit Committee.
Additional information regarding the Audit Committee and its processes and procedures for the consideration and approval of related party transactions can be found in the section titled “Certain Relationships and Related Transactions.”
Compensation Committee
During 2017, the Compensation Committee held five meetings and took additional action by unanimous written consent. The current members of the Compensation Committee are Ms. Azare and Messrs. Goldberg and Tauzin, with Ms. Azare serving as Chair. We have determined that each of the members of the Compensation Committee is an “independent director” as defined under the listing standards of NASDAQ, including rules specifically governing compensation committee members, is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code and related regulations.
The charter of the Compensation Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Compensation Committee performs the following functions, among others:

•
annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of these goals and objectives;

•	annually determines and approves the compensation of our Chief Executive Officer based on such evaluation;

•	annually reviews, evaluates and approves the compensation of our other executive officers;

•	makes recommendations to our board of directors regarding our equity-based and incentive compensation plans;

•	annually reviews and implements the Compensation Committee charter and reports to our board of directors regarding activities of the Compensation Committee; and

•	performs an annual performance evaluation of the Compensation Committee.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate. The Compensation Committee has delegated authority to the Compensation Committee Chair and our Chief Executive Officer to approve incentive awards under our long-term incentive plans to participants who are not subject to Section 16 of the Exchange Act, provided such awards are consistent with the previously approved methodology for determining awards. Additional information regarding the Compensation Committee and its processes and procedures for the consideration and determination of executive compensation can be found in the section titled “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
During 2017, the Nominating and Corporate Governance Committee held three meetings and took additional action by unanimous written consent. The current members of the Nominating and Corporate Governance Committee are Messrs. Goldberg, Nixon, and Tauzin, with Mr. Tauzin serving as Chair. We have determined that each of the members of the Nominating and Corporate Governance Committee are independent directors under the listing standards of NASDAQ.
The charter of the Nominating and Corporate Governance Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Nominating and Corporate Governance Committee performs the following functions, among others:

•
recommends to our board of directors for its approval proposed nominees for board membership after evaluating each proposed nominee and making a determination as to such proposed nominee’s qualifications to be a board member;

•	evaluates the performance of each existing director before recommending to our board of directors his or her nomination for an additional term as a director;

•
annually reviews and implements the Nominating and Corporate Governance Committee charter and reports to our board of directors regarding activities of the Nominating and Corporate Governance Committee; and

•	performs an annual performance evaluation of the Nominating and Corporate Governance Committee.
Clinical Quality Committee
During 2017, the Clinical Quality Committee held four meetings. The current members of the Clinical Quality Committee are Ms. Azare and Messrs. Holt, Indest, and Wilburn, with Mr. Indest serving as Chair.
The charter of the Clinical Quality Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Clinical Quality Committee performs the following functions, among others:

•	advises our clinical leadership of leading edge strategies, including clinical practices to be evaluated for company adoption;

•	monitors our performance on established internal and external benchmarking regarding clinical performance and outcomes;

•	oversees and evaluates the effectiveness of our performance improvement and quality plans;

•	facilitates the development of industry best-practices based on internal and external data comparisons;

•	fosters enhanced awareness of our clinical performance by our board of directors and appropriate external sources;

•	establishes a long-term, strategic clinical vision for the company;

•	makes recommendations to our board of directors with respect to our overall quality, safety, and performance improvement initiatives;

•	makes regular reports to the board of directors concerning the activities of the Clinical Quality Committee;

•	annually reports to our board of directors certain company statistical information as required by The Joint Commission, a healthcare accreditation organization;

•	annually reviews and implements the Clinical Quality Committee charter and reports to our board of directors regarding activities of the Clinical Quality Committee; and

•	performs an annual performance evaluation of the Clinical Quality Committee.
Corporate Development Committee
During 2017, the Corporate Development Committee held four meetings. The current members of the Corporate Development Committee are Messrs. Holtz, Indest, Nixon, Reed, and Turner, with Mr. Nixon serving as Chair.
The charter of the Corporate Development Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Corporate Development Committee performs the following functions, among others:

•	develops long-term corporate development strategies;

•	works with management to develop acquisition strategies;

•	reviews progress on corporate development strategies;

•	reports evaluations and recommendations relating to corporate development strategies to our board of directors;

•	annually reviews and implements the Corporate Development Committee charter and reports to our board of directors regarding activities of the Corporate Development Committee; and

•	performs an annual performance evaluation of the Corporate Development Committee.
Director Nominee Evaluation Process
The Nominating and Corporate Governance Committee is responsible for seeking individuals qualified to become board members, conducting appropriate inquiries into the backgrounds and qualifications of possible board nominees, and proposing nominees for board membership to our board of directors for its approval. The Nominating and Corporate Governance Committee will consider candidates for board membership suggested by its members and other board members, as well as by management and stockholders.
The Nominating and Corporate Governance Committee seeks to ensure that the composition of our board of directors at all times reflects a variety of complementary experiences and backgrounds sufficient to provide sound and prudent guidance with respect to the operations and interests of the company. The Nominating and Corporate Governance Committee will evaluate prospective nominees considering certain factors, including:

•	the commitment of the prospective nominee to represent the long-term interests of our stockholders;

•	the prospective nominee’s standards of character and integrity;

•	the prospective nominee’s financial literacy;

•
the prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s independence and absence of any conflicts of interest that would interfere with his or her performance as a director; and

•	the extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for our board of directors.
The Nominating and Corporate Governance Committee strives to ensure that at least one member of our Audit Committee qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K, and that a majority of the members of our board of directors meet the definition of “independent director” under the listing standards of NASDAQ. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to participate as members of our board of directors. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the company and our stockholders, such as the current composition of our board of directors, the balance of management and independent directors, and the need for specialized expertise.
Annually, the Nominating and Corporate Governance Committee reviews with our full board of directors the appropriate experience, skills, and characteristics expected of board members in the context of the current make-up of our board of directors. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee’s annual review includes assessing the diversity of our board of directors and whether board members possess certain skills, such as an understanding of financial statements and financial reporting systems, an understanding of the healthcare industry, experience in operations, experience in governmental matters, and experience in acquisitions. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience, and leadership qualities. If, as a result of such assessment, the Nominating and Corporate Governance Committee determines that adding or replacing a director is advisable, the Nominating and Corporate Governance Committee initiates a search for a suitable candidate to fulfill the board’s needs from a diverse pool of candidates.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the willingness of the current members of our board of directors to continue in service. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, and the Nominating and Corporate Governance Committee balances the value of continuity of service by existing members of our board of directors with that of the need for additional skills or experience from new board members. If any member of our board of directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee or our full board of directors decides not to re-nominate a current board member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience for a new nominee in light of the criteria for board members described above. The Nominating and Corporate Governance Committee considers new candidates for our board of directors recommended by current members of our board or members of management. In addition, the Nominating and Corporate Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential director nominees. The Nominating and Corporate Governance Committee also considers director candidates recommended by eligible stockholders. The criteria employed by the Nominating and Corporate Governance Committee in evaluating potential nominees do not differ based on whether the candidate is recommended by a stockholder of the company.

A stockholder who wishes to recommend a prospective nominee for our board of directors to the Nominating and Corporate Governance Committee must submit a written notice by mail to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date the company’s Notice of Annual Meeting was first sent to stockholders in connection with the previous year’s Annual Meeting.
Stockholder recommendations to the Nominating and Corporate Governance Committee should include, at a minimum:

•	the candidate’s name, age, business addresses and other contact information;

•
a complete description of the candidate’s qualifications, experience, background, and affiliations, as would be required to be disclosed in the proxy statement pursuant to the applicable rules of the SEC;

•	a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected; and

•	the name and address of the stockholder(s) of record making such a recommendation.
Stockholders may also continue to make their own direct nominations to our board of directors, for election at an Annual or Special Meeting of the Stockholders, in accordance with the procedures set forth in our bylaws relating to stockholder nominations. To be timely, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than 60 or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting of Stockholders; provided, however, that if no proxy materials were mailed by us in connection with the preceding year’s Annual Meeting, or if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. See the section titled "QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING, AND VOTING - How can stockholders present proposals and director nominations for our 2018 Annual Meeting?" above for specific dates for the 2018 Annual Meeting. There have been no changes to the procedures by which stockholders may recommend nominees to our board of directors, as set forth above, since our disclosure of such procedures in our proxy statement for our 2016 Annual Meeting of Stockholders. Neither our Corporate Secretary nor the Nominating and Corporate Governance Committee has received any nominations from any of our stockholders in connection with the 2018 Annual Meeting.
Stockholder Communications with the Board of Directors
Our board of directors accepts communications sent by our stockholders. Stockholders may communicate with our board of directors (or with specified individual directors) by writing to them at LHC Group, Inc., c/o Corporate Secretary, 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Communications should be sent by overnight or certified mail, return receipt requested. All written communications received from our stockholders will be forwarded promptly to the member(s) of our board of directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of our board of directors, the communication will be forwarded to all members of our board.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee was, during 2017 or formerly, an officer or employee of the company or had any relationships during 2017 requiring disclosure in this proxy statement under “Certain Relationships and Related Transactions.” During 2017, none of our executive officers served as a member of a board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our board of directors or the Compensation Committee.
Code of Business Conduct and Ethics; Corporate Governance Guidelines
In compliance with requirements of both the SEC and the listing standards of NASDAQ, we have adopted a Code of Conduct and Ethics applicable to all of our directors, officers, and employees. Our Code of Conduct and Ethics and our Corporate Governance Guidelines can be found on our website at www.lhcgroup.com under Investors - Corporate Governance. Both are available in print upon request.

2017 DIRECTOR COMPENSATION
The following table sets forth the cash and equity compensation that was earned by or paid to our non-employee directors during 2017:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total ($)
Monica F. Azare	79,975	63,076	143,051
John B. Breaux	71,750	63,076	134,826
John L. Indest (3)	92,250	63,076	155,326
George A. Lewis (4)	31,750	63,076	94,826
Ronald T. Nixon	87,500	63,076	150,576
Christopher S. Shackelton (5)	45,250	-	45,250
W. J. "Billy" Tauzin	97,263	63,076	160,339
Kenneth E. Thorpe	71,750	63,076	134,826
Brent Turner	92,030	63,076	155,106
Dan S. Wilford	84,136	63,076	147,212

(1)	Amounts reflect the total cash compensation earned by or paid to each director in fiscal year 2017 in connection with board and committee retainers and meeting fees.

(2)
Reflects the aggregate grant date fair value of the restricted stock awards on the grant date. The grant date fair value of the awards is determined pursuant to Accounting Standards Codification 718 and is based on the closing sales price per share of our common stock on the date of grant.

(3)
Mr. Indest retired as an employee on August 31, 2011. In connection with his retirement, Mr. Indest entered into a consulting agreement with the company, under which Mr. Indest agreed to provide consulting services to the company on an as requested basis. Under the consulting agreement, Mr. Indest is paid $125 per hour for his services and remains eligible to participate in our medical insurance plan. In 2017, Mr. Indest performed consulting services and received $14,500 of compensation under his consulting agreement.

(4)	Effective upon the adjournment of the 2017 Annual Meeting, Mr. Lewis resigned from our Board of Directors.

(5)
Mr. Shackelton resigned from our Board of Directors on August 18, 2017. During his tenure as a member of our Board of Directors, Mr. Shackelton's agreement with the company stated that all payments of his non-employee director compensation (both cash and equity compensation) would be assigned and payable directly to Coliseum Capital Management, LLC, a company in which Mr. Shackelton is a managing partner. In lieu of granting an annual restricted share award to Mr. Shackelton, our board of directors determined that the annual equity award granted in connection with Mr. Shackelton's board service would be determined in the same manner and relate to the same number of shares as the award to the other non-employee directors, but would pay out in cash instead of shares of company stock on the applicable vesting dates.

Director Compensation Plan
Our Second Amended and Restated 2005 Non-Employee Directors Compensation Plan, as amended, which we refer to as the “Director Compensation Plan,” provides for both cash and equity compensation for our non-employee directors. Our employees do not receive any compensation for serving on our board of directors.
Cash Compensation
Our non-employee directors received the following fees, as applicable, pro-rated for their service on our board of directors and its committees from January 1, 2017 through May 31, 2017:

•	$45,000 annual cash retainer, payable on a monthly basis, for service on our board of directors;

•	$25,000 annual cash retainer, payable on a monthly basis, for service as the Lead Director;

•	$24,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Audit Committee;

•
$12,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Compensation Committee, Chair of the Nominating and Corporate Governance Committee, Chair of the Corporate Development Committee, or Chair of the Clinical Quality Committee;

•
$6,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) on a committee of our board of directors, excluding the Audit Committee and the Regulatory Affairs and Public Policy Committee;

•	$6,000 annual cash retainer, payable on a monthly basis, for service as a member (including as a Co-chair) on the Regulatory Affairs and Public Policy Committee;

•	$9,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) of the Audit Committee; and

•	$1,500 meeting fee, payable for each board meeting.
Our non-employee directors received the following fees, as applicable, pro-rated for their service on our board of directors and its committees from June 1, 2017 through December 31, 2017:

•	$60,000 annual cash retainer, payable on a monthly basis, for service on our board of directors;

•	$25,000 annual cash retainer, payable on a monthly basis, for service as the Lead Director;

•	$24,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Audit Committee;

•
$12,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Compensation Committee, Chair of the Nominating and Corporate Governance Committee, Chair of the Corporate Development Committee, or Chair of the Clinical Quality Committee;

•
$6,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) on a committee of our board of directors, excluding the Audit Committee and the Regulatory Affairs and Public Policy Committee;

•	$6,000 annual cash retainer, payable on a monthly basis, for service as a member (including as a Co-chair) on the Regulatory Affairs and Public Policy Committee;

•	$9,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) of the Audit Committee; and

•	$1,500 meeting fee, payable for each board meeting.
Equity Compensation
The Director Compensation Plan provides for annual awards of restricted stock to non-employee directors. On March 1, 2017, each non-employee director received an award of restricted stock having an aggregate value equal to approximately $60,000, except Mr. Shackelton. The number of shares of restricted stock awarded to each non-employee director was determined by dividing $60,000 by the fair market value per share as of the date of grant (rounded up to the nearest hundred shares). These annual restricted stock awards vest on the first anniversary of the grant date.
Benefits
We reimburse each non-employee director for expenses associated with attending board and committee meetings and other board-related activities. Our non-employee directors do not receive other benefits from the company with the exception of Mr. Indest who, along with his spouse, participates in our medical insurance plan pursuant to Mr. Indest’s consulting agreement with the company.
Role of Independent Compensation Consultants
To assist in evaluating our compensation practices, the Compensation Committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations regarding board member compensation practices that are consistent with our business goals and compensation philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. Since 2010, the Compensation Committee has periodically retained Pearl Meyer & Partners (“PM&P”) to review our non-employee director compensation program. Specifically, the Compensation Committee engaged PM&P in 2016 with instructions to (i) review the total compensation package we provide to our board members, (ii) assess the competitiveness and reasonableness of our compensation program as compared to a peer group of companies within the health care industry with similar revenue levels and market capitalization, and (iii) provide conclusions and recommendations for the current and future total compensation packages for our board members. We referred to the results of these studies, and also internally reviewed current industry and market practices within our peer group, when we established compensation levels for our board members for 2017. PM&P has no other relationship with our company. The Compensation Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest.

INFORMATION ABOUT DIRECTOR NOMINEES, CONTINUING DIRECTORS, AND
MANAGEMENT
Our board of directors is composed of three classes, designated Class I, Class II, and Class III, with one class of directors elected each year for a three-year term. For each director nominee, each of our other directors whose term will continue after the Annual Meeting, and each of our executive officers, the following sets forth the age, position(s) with the company (if any), principal occupations and employment during the past five years, any family relationships among such persons, and, if a director nominee or a continuing director, each person’s directorships with other public corporations during the past five years, and the year that he or she was first elected as a director of the company or our predecessor. We have also included information about each continuing director and director nominee’s specific experience, qualifications, attributes, or skills that led our board of directors to conclude that he or she should serve as one of our directors, in light of our business and structure.

Information Regarding Nominees for Class I Directors:

Nominees for election at the 2018 Annual Meeting of Stockholders as Class I Directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2021

Nominee	Age	Positions
Keith G. Myers	59	Director, Chairman, Chief Executive Officer
Ronald T. Nixon	62	Director
W. Earl Reed, III	66	Director
Keith G. Myers is our co-founder and has served as our Chairman of the Board and Chief Executive Officer (or similar positions in our predecessors) since 1994. Mr. Myers served as our President from 1994 to 1997, and again assumed the role as President from August 2009 to November 2010. Prior to founding the company, Mr. Myers founded, co-owned and operated Louisiana Premium Seafoods, Inc., an international food processing, procurement, and distribution company.
In 1999, Mr. Myers was named Business Executive of the Year by the Louisiana Rural Health Association. Mr. Myers received credentials from the National Association for Home Care & Hospice in 1999 and was granted credentials by the Healthcare Financial Management Association in 2005. Mr. Myers has been an active participant in the Home Health Top 100 since 2002 and has participated in the preparation of numerous white papers and presentations to members of both the U.S. Senate and House of Representatives, specifically related to health care reimbursement methodologies. In June 2003, Mr. Myers was named the Regional Entrepreneur of the Year for outstanding performance in the field of Health Services and was officially inducted as a lifetime member of The Ernst & Young National Entrepreneur of the Year Hall of Fame in November 2003. We believe that Mr. Myers’s extensive experience in the home care industry, combined with his leadership role as our Chief Executive Officer, provides great value to the ability of our board of directors to establish and oversee our strategic initiatives.
Ronald T. Nixon has served as a director since July 2001. Mr. Nixon is a founding principal of The Catalyst Group, formed in 1990, which has managed two small business investment companies, or SBICs, one participating preferred SBIC, and six private equity investment funds. Prior to founding The Catalyst Group, Mr. Nixon operated companies in the manufacturing, distribution, and service sectors. Mr. Nixon has served or currently serves on the boards of directors of numerous private companies.
Mr. Nixon holds a Bachelor of Science degree in Mechanical Engineering from the University of Texas at Austin and is a registered Professional Engineer in the State of Texas. We believe that Mr. Nixon’s extensive experience with acquisitions and the capital markets contributes greatly to our board’s composition and ability to oversee the company’s strategic growth strategy.
W. Earl Reed, III has served as a director since the effectiveness of the Merger. Formerly, Mr. Reed served as a director of Almost Family since 2000 through the Merger.  Currently, Mr. Reed is President and Chief Executive Officer of Springstone, LLC, a private equity sponsored owner operator of psychiatric hospitals and has served in that capacity since 2010. From 1998 to 2010, Mr. Reed served as Chief Executive Officer of The Allegro Group, a healthcare financial advisory firm that advises public and private healthcare organizations including providing interim management services. From August 2005 to September 2007, Mr. Reed served as Chief Executive Officer and Chairman of the Board of LifeCare Holdings, Inc., a privately owned operator of 18 long-term hospitals.
We believe that Mr. Reed brings extensive financial and strategic experience to the Board, particularly in the healthcare industry, that is invaluable to our Audit and Corporate Development Committees. We also believe that Mr. Reed’s leadership experience in the healthcare field adds depth to the Board’s understanding of our industry.

Information Regarding Continuing Directors:

Class II Directors continuing in office whose terms
expire at the Annual Meeting of Stockholders to be held in 2019

Director	Age	Position
Monica F. Azare	51	Director
John L. Indest	66	Director
Tyree G. Wilburn	65	Director
Monica F. Azare has served as a director since November 2007. Ms. Azare is currently Vice President, Deputy General Counsel, Video, Franchising, and served as Senior Vice President of Corporate Internal Communications, for Verizon Communications Inc. Ms. Azare also served as President, New York Region - Public Policy and Government Affairs for Verizon Communications Inc. from 2006 to 2008, and before that she served as Executive Director and Senior Counsel of Federal Affairs for Verizon Wireless from 2000 to 2006. Ms. Azare’s distinguished career also includes service as Vice President, Federal Affairs for Insight Communications Company, Inc. in New York and Chief Counsel to House Energy and Commerce Committee Chairman Billy Tauzin.
Ms. Azare is a member of the Federal Communications Bar Association, Louisiana State Bar Association and the Corporate Counsel Women of Color, Association of Corporate Counsel, and she was selected as a 2006-2007 David Rockefeller Fellow. She currently serves on several boards of directors, including the New York City Partnership Foundation, Inc. and the Louisiana State University College Advisory Board. Ms. Azare is also a member of the Executive Leadership Council. A Louisiana native, Ms. Azare received a Bachelor of Arts degree from Louisiana State University and a Juris Doctor from the Southern University Law Center. We believe that Ms. Azare’s extensive experience in governmental affairs, combined with her leadership roles with Verizon Wireless and Verizon Communications, Inc., provides our board of directors with significant value in overseeing our work with regards to legislative and regulatory matters as well as communication with stockholders, employees, and other constituents.
John L. Indest has served as a director since June 2000 and as a consultant to the company since September 1, 2011. Mr. Indest previously served as Special Advisor to the Chief Executive Officer, a position he held from August 2009 to August 2011, as our President from September 2007 to August 2009, and as our Chief Operating Officer from 2005 to June 2009. Prior to that, he served as one of our Executive Vice Presidents and as our Senior Vice President and Chief Operating Officer of Home-Based Services, beginning in May 2001. From November 1998 to May 2001, Mr. Indest served as our Vice President. Prior to joining us in November 1998, Mr. Indest served as President, Chief Executive Officer, and co-owner of Homebound Care, Inc., a regional home health provider.
Mr. Indest has testified before the Subcommittee on Health of the U.S. House of Representatives’ Ways and Means Committee and was Co-Chairman of the Louisiana Task Force on Ethics, overseeing compliance issues applicable to home health and hospice in the State of Louisiana. He formerly served on the board of directors of the National Association for Home Care & Hospice. Mr. Indest is a registered nurse, with a Master of Science in Health Services Administration from the University of St. Francis. We believe that Mr. Indest’s experience as a registered nurse, combined with his extensive experience in home health operations, contributes greatly to our board’s composition and to the company’s leadership role within the home care industry.
Tyree G. Wilburn has served as a director since the effectiveness of the Merger. Formerly, Mr. Reed served as a director of Almost Family since 1996 through the Merger. Since 2002, Mr. Wilburn has served as Managing Partner of The Yearling Funds, which he co-founded. The Yearling Funds are venture capital funds focused on investing in early stage companies. From 2002‑2012, Mr. Wilburn was Chairman of the Board and Chief Executive Officer of Merit Health Systems, LLC, a private equity backed hospital management company. He led the successful sale of the company in 2012. Mr. Wilburn was a private investor from 1996 to 2002. From 1992 to 1996, Mr. Wilburn was Chief Development Officer of Community Health Systems, Inc. (NYSE:CYH), and, most recently, Executive Vice President and Chief Financial and Development Officer and CEO-elect. In 1996 he led the successful go-private sale of Community Health Systems to Forstmann Little. From 1974 to 1992, Mr. Wilburn was with Humana Inc. where he held senior and executive positions in mergers and acquisitions, finance, planning, hospital operations, audit and investor relations. He is also a director of several private companies.
We believe that Mr. Wilburn brings to the Board a thorough understanding of the healthcare industry outside of the Company. We also believe that Mr. Wilburn’s experience in all facets of hospital management gives the Company knowledge of various other aspects of our customer’s needs and our competitive environment.

Class III Directors continuing in office whose terms
expire at the Annual Meeting of Stockholders to be held in 2020

Director	Age	Position
Jonathan Goldberg	66	Director
Clifford S. Holtz	59	Director
W.J. “Billy” Tauzin	74	Director
Brent Turner	52	Director
Jonathan D. Goldberg has served as a director since the effectiveness of the Merger. Formerly, Mr. Goldberg served as a director of Almost Family since 1997 through the Merger. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky, and has served in that capacity since 1991.
We believe that Mr. Goldberg’s legal background brings a different perspective to the Board and that his expertise in labor, employment and business law provides the Board important regulatory and governance experience.
Clifford S. Holtz has served as a director since the effectiveness of the Merger. Formerly, Mr. Holtz served as a director of Almost Family since November 2017 through the Merger.  Mr. Holtz has served as the Chief Operating Officer of the American Red Cross since July 2017, and has been instrumental in that organization’s growth and development, having served in a number of roles since 2011, including as President of Humanitarian Services.  Before employment at the American Red Cross, Mr. Holtz enjoyed a long and successful business career in key roles at AT&T, Nortel Networks and Qwest Communications.
We believe that Mr. Holtz’s experience with the American Red Cross provides the Board with unique expertise and insight into regulatory affairs gained from his leadership roles with one of the country’s largest and most recognizable non-profits.
Congressman W.J. “Billy” Tauzin has served as our Lead Director since January 2005. From December 2010 until March 1, 2014, Congressman Tauzin served as Special Legislative Counsel to Alston & Bird LLP. From December 2004 to June 2010, Congressman Tauzin was President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America, a trade group that serves as one of the pharmaceutical industry’s top lobbying groups. He served 13 terms in the U.S. House of Representatives, representing Louisiana’s 3rd Congressional District since being first sworn in in 1980. From January 2001 through February 2004, Congressman Tauzin served as Chairman of the House Committee on Energy and Commerce. He also served as a senior member of the House Resources Committee and Deputy Majority Whip. Prior to serving as a member of Congress, Congressman Tauzin was a member of the Louisiana State Legislature, where he served as Chairman of the House Natural Resources Committee and Chief Administration Floor Leader. He currently serves as a director of Entergy Corporation, a publicly-traded energy company, and Lenitiv Scientific, LLC and Resilient Network Systems, LLC, both privately-held companies.
Congressman Tauzin received a Bachelor of Arts Degree from Nicholls State University and a Juris Doctor from Louisiana State University. We believe that Congressman Tauzin’s extensive involvement with healthcare and governmental affairs during his distinguished service in Congress, combined with his leadership within the pharmaceutical industry, contributes greatly to our board’s ability to establish and oversee strategy with regard to the company’s public policy initiatives and other industry leaders on reimbursement and quality related matters.

Brent Turner has served as a director since August 2014. Mr. Turner serves as President of Acadia Healthcare Company, Inc., one of the country's leading providers of inpatient behavioral healthcare. He previously served as the Executive Vice President, Finance and Administration of Psychiatric Solutions, Inc. from 2005 to 2010 and as the Vice President, Treasurer, and Investor Relations of Psychiatric Solutions from 2003 to 2005. From late 2008 through 2010, Mr. Turner also served as the Division President of Psychiatric Solutions, overseeing facilities in Texas, Illinois, and Minnesota. From 1996 until 2001, Mr. Turner was employed by Corrections Corporation of America, a private prison operator, serving as Treasurer from 1998 to 2001. Mr. Turner also currently serves on the Board of Directors of Surgery Partners, Inc. (NASDAQ: SRGY) and for the National Association of Psychiatric Health Systems and served as its Chairman in 2009. He has a Bachelor of Arts degree in economics from Vanderbilt University in Nashville, Tennessee, from which he graduated cum laude, and a Masters of Business Administration from the Vanderbilt University Owen Graduate School of Management. We believe that Mr. Turner's experience as a healthcare executive provides a significant addition to our board of directors and company.

Information Regarding Management

The following table provides information regarding our current executive officers. Each of our executive officers serves at the discretion of our board of directors.

Name	Age	Position(s)
Keith G. Myers	59	Chief Executive Officer
Donald D. Stelly	49	President and Chief Operating Officer
Joshua L. Proffitt	40	Executive Vice President, Chief Financial Officer
C. Steven Guenthner	57	Executive Vice President, Chief Strategy Officer
Keith G. Myers has served as our Chief Executive Officer (or similar position in our predecessors) since 1994. Please refer to the biography of Mr. Myers provided under the heading “Information Regarding Continuing Directors” above.
Donald D. Stelly has served as our President and Chief Operating Officer since November 2010. Mr. Stelly served as our Executive Vice President and Chief Operating Officer from 2009 to 2010, and served as our Senior Vice President of Operations from 2005 to 2009. Mr. Stelly joined the company in April 2005, after serving as the Chief Executive Officer of Doctor’s Hospital, a subsidiary of LifePoint Hospitals, Inc., which is based in Brentwood, Tennessee. Prior to attaining that position, Mr. Stelly served as Chief Operating Officer and Chief Nursing Officer of Doctor’s Hospital, which was nationally recognized for attaining superior operating results through Service Excellence. Additionally, Mr. Stelly has enjoyed a career of providing direct patient care as a Registered Nurse in a variety of settings within the healthcare continuum. He earned a Bachelor’s Degree in nursing from the University of Southwestern Louisiana (now known as the University of Louisiana at Lafayette) in 1991.

Joshua L. Proffitt has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 30, 2016. In addition to providing executive and financial leadership, Mr. Proffitt oversees the company's corporate development growth efforts through acquisitions and new strategic partnership initiatives with hospitals and health systems. Mr. Proffitt joined the company in 2008, and during his tenure with the company has served as Vice President, Assistant General Counsel, and Director of Mergers and Acquisitions from 2008 to 2009, and then Senior Vice President and Chief Compliance Officer from 2009 to 2012, and then Executive Vice President, Corporate Development, and General Counsel from 2012-2016. Prior to joining us, Mr. Proffitt was a member of the corporate healthcare practice group with the law firm of Alston & Bird, LLP in Atlanta, where he focused on corporate governance, mergers and acquisitions, joint ventures, healthcare law, securities law, and general corporate matters for both public and private entities with an emphasis on the healthcare industry. Mr. Proffitt is a member of the Health Care Compliance Association, is certified in healthcare compliance, and is admitted to practice law in the State of Georgia. He received a bachelor’s degree in accounting, summa cum laude, from the University of Kentucky and graduated as a member of the Order of the Coif from the University of Kentucky College of Law.

C. Steven Guenthner has served as our Executive Vice President, Chief Strategy Officer since the Merger. Prior to the Merger, Mr. Guenthner served as President and Principal Financial Officer of Almost Family, a position he had held since June 2012. Mr. Guenthner served as Senior Vice President and Chief Financial Officer of Almost Family for twenty years prior to serving as President. From 1983 through 1992, Mr. Guenthner was employed as a C.P.A. with Arthur Andersen LLP. He received a bachelor's degree in accounting and an associates degree in computer science from the University of Louisville.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of our common stock held beneficially, directly or indirectly, as of the record date by (a) each person known by the company to be the beneficial owner of more than 5% of the common stock, (b) each continuing director and director nominee of the company, (c) each named executive officer of the company, and (d) all continuing directors, director nominees and executive officers of the company as a group, together with the percentage of the outstanding shares of common stock that such ownership represents. The percentage of beneficial ownership is based on 31,168,824 shares of our common stock outstanding on the record date.
Except as noted in the footnotes below, we believe, based on information provided to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

	Beneficial Ownership
Name (1)	Number	Percent

Director Nominees, Continuing Directors and Named Executive Officers
Keith G. Myers (2)	1,515,411	4.9%
Monica F. Azare (3)	26,300	*
Jonathan Goldberg (4)	50,617	*
Clifford S. Holtz	823	*
John L. Indest (5)	83,343	*
Ronald T. Nixon (3)	39,900	*
W. Earl Reed, III (6)	135,797	*
W.J. “Billy” Tauzin (3)	39,100	*
Brent Turner (3)	10,000	*
Tyree G. Wilburn (7)	21,512	*
Donald D. Stelly (8)	111,080	*
Joshua L. Proffitt (9)	75,850	*
All continuing directors, director nominees, and executive officers of the company as a group (12 persons)	2,109,733	6.8%
Certain Beneficial Owners
BlackRock, Inc. (10) 55 East 52nd Street New York, NY 10055	2,454,656	7.9%
The Vanguard Group (11) 100 Vanguard Blvd. Malvern, PA 19355	1,673,685	5.4%

*	Less than 1%.

(1)	Unless otherwise noted, the address of each beneficial owner listed in the table above is c/o LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.

(2)
Includes 341,646 shares held by Mr. Myers’ wife, and 959,500 shares held by K&G Family, LLC, of which Mr. Myers is a Manager. Includes 154,823 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.

(3)	Includes 1,700 shares of unvested restricted shares held by the director, which will vest on March 1, 2019.

(4)
Includes 5,032 shares held by self-directed 401(k) plan. Includes 1,830 shares held by spouse's self-directed 401(k) plan. Includes 16 shares held as custodian for child. Includes 2,745 shares issuable upon the exercise of stock options exercisable by February 8, 2019.

(5)
Includes 31,081 shares held by Duperier Avenue Investors, LLC, of which Mr. Indest is a Manager. Includes 1,700 shares of unvested restricted shares held by the director, which will vest on March 1, 2019.

(6)	Includes 27,848 shares held by a trust where Mr. Reed is the sole trustee. Includes 2,745 shares issuable upon the exercise of stock options exercisable by February 8, 2019.

(7)	Includes 2,745 shares issuable upon the exercise of stock options exercisable by February 8, 2019.

(8)	Includes 111,079 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.

(9)	Includes 65,293 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.

(10)
Based on the Schedule 13GA filed with the SEC on January 17, 2018. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 2,419,034 of these shares and sole dispositive power with respect to 2,454,656 of these shares.

(11)
Based on the Schedule 13GA filed with the SEC on February 7, 2018. According to the Schedule 13G, The Vanguard Group has sole voting power with respect to 30,045 of these shares, shared power to vote with respect to 1,221 of these shares, sole dispositive power with respect to 1,643,519 of these shares and shared dispositive power with respect to 30,166 shares. The Schedule 13G reports that Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, are beneficial owners of 28,945 shares and 2,321 shares, respectively, as a result of serving as investment managers of collective trust accounts and Australian investment offerings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors, executive officers, and any person beneficially owning more than 10% of our outstanding common stock are required to report their ownership of our securities and any changes in that ownership to the SEC. These persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established, and we must report in this Proxy Statement any failure to make required filings on a timely basis for the fiscal year ended December 31, 2017. Based solely on a review of the Section 16(a) reports furnished to us and written representations from our directors and executive officers that no other reports were required for such persons, we believe that all reporting requirements were satisfied in 2017.

PROPOSAL 1:
ELECTION OF DIRECTOR NOMINEES
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSAL 1: THE ELECTION OF DIRECTOR NOMINEES
KEITH G. MYERS, RONALD T. NIXON, AND W. EARL REED, III
AS CLASS I DIRECTORS.
The term of the Class I directors expires at the 2018 Annual Meeting. The Nominating and Corporate Governance Committee conducted an evaluation of each Class I director nominee to evaluate their performance prior to recommending to our board of directors their nomination for an additional term as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, which consists entirely of independent directors, we nominate Messrs. Myers, Nixon, and Reed for election as Class I directors to serve until the Annual Meeting of Stockholders to be held in 2021, and until their successors have been elected and qualified. For additional information about each of the Class I director nominees, see the section titled “Information about Director Nominees, Continuing Directors, and Management.” Each nominee for election at the 2018 Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. We do not know of any reason why any nominee would be unable or, if elected, will decline to serve as a director. If any nominee becomes unable or unwilling to serve, we may either reduce the number of directors to be elected or select a substitute nominee. For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting, and Voting.”

EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of our Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our Proxy Statement for the 2018 Annual Meeting of Stockholders.
Submitted by the Compensation Committee of the Board of Directors.
Monica F. Azare—Chair
Jonathan Goldberg
W.J. "Billy" Tauzin

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we provide an overview and analysis of our executive compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that the Compensation Committee considered in making those decisions. Immediately following this section, you will find a series of tables containing specific information about the compensation earned or paid in 2017 to the following individuals, whom we refer to, collectively, as our named executive officers:

•	Keith G. Myers, our Chief Executive Officer;

•	Donald D. Stelly, our President and Chief Operating Officer; and

•	Joshua L. Proffitt, our Executive Vice President, Chief Financial Officer and Treasurer.
Executive Summary
We provide post-acute health care services through our home health agencies, hospices, community-based agencies, and long-term acute hospitals. As of December 31, 2017, we operated 442 locations in 27 states. The majority of our consolidated net service revenue comes from Medicare, and our objective is to become the leading provider of home health, community-based, and hospice services in the United States. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
The compensation program for our named executive officers is structured to support the achievement of our business objectives, and by design, overall executive compensation will rise or fall in tandem with our performance. We believe that each executive officer has the potential to affect both the short-term and long-term profitability of the company. Therefore, we place considerable importance on creating and implementing our executive compensation program to properly compensate and incentivize our named executive officers. Our executive compensation program emphasizes the creation of stockholder value by focusing on our overall performance and recognizing and rewarding each executive officer’s contributions to our success. Highlights of our program include:

•
High percentage of executive compensation is at-risk or performance-based. More than half of the total direct compensation earned by each named executive officer in 2017 (base salary, annual cash incentive award, and time-vesting restricted stock award) was at-risk or performance-based, meaning that it must have been earned on the basis of corporate and individual performance goals (in the case of annual incentive awards) or its future value was contingent upon the future performance of our common stock (in the case of restricted stock). For Mr. Myers, our Chief Executive Officer, approximately 71% of his 2017 total direct compensation was at-risk or performance-based.

•
2017 annual incentive payments to executives are aligned with 2017 corporate performance. The company exceeded the upper range of its earnings per share goal for 2017, resulting in above target payouts to the named executive officers under our annual incentive plan.

•
2017 long-term equity incentive awards are based on successful achievement of key performance metrics. The grants of long-term equity incentives to the named executive officers in 2017 were based on the company meeting or exceeding performance expectations relating to key financial and qualitative performance metrics in 2016, including adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA'), earnings per share, return on equity, and quality of patient care measures and Star Ratings.

•
Compensation clawback policy. We have adopted a compensation clawback policy that allows us to recoup certain compensation paid to our executive officers in the event of a restatement of our financial results.

•	Stock ownership guidelines. We have adopted stock ownership guidelines and retention requirements for our executive officers and directors.

•	Anti-hedging and anti-pledging policies. We have revised our Insider Trading Policy to prohibit hedging and pledging transactions by our executive officers and directors.

•
Double-trigger change in control provisions. Following a change in control, each named executive officer would only be entitled to severance benefits and accelerated vesting of equity awards if the executive officer experiences an involuntary termination of employment.

•	No excise tax gross-ups. We do not provide excise tax gross-ups in change of control arrangements.
Our Compensation Philosophy
Our compensation philosophy is to integrate our compensation program with corporate performance by linking a portion of executive officer compensation to the achievement of financial goals that are critical to the success of the company. Our objective is to have a compensation program that will allow us to attract, motivate, and retain qualified executives, reward entrepreneurial thinking, and align the interests of our named executive officers with the interests of our stockholders. In order to further this objective, our compensation program is structured to incorporate certain key principles, which are reflected in various elements of our compensation program, as summarized below:

Compensation Principle	Element of Compensation Program that Reflects Principle
• Our executives should be provided with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.
• Based on review of peer group market data, our executive compensation program is competitive relative to our peer group, with opportunities for our executives to earn compensation that is at or above median levels based on meeting or exceeding key company and individual performance measures.

• A significant portion of executive compensation should be linked to the company’s achievement of performance goals and increased stock value in a way that proportionally
rewards higher performance levels.
• Annual bonus awards are earned based on company performance and the value of restricted stock awards is based on our stock value.
• Each of our executive’s interests should be closely aligned with those of our stockholders by making stock-based incentives a core element of our compensation program.	• We grant annual equity awards to our executives in the form of restricted stock based on company and individual executive performance.

How We Determine and Assess Executive Compensation
We believe that the total compensation package available to our executives is fair and competitive, provides enhanced levels of financial reward based on higher levels of performance, and is designed to recognize and reward both short- and long-term performance. As described below, the Compensation Committee determines appropriate elements and levels of compensation for our named executive officers based upon input from our Chief Executive Officer regarding each executive officer other than himself, market data provided by its compensation consultant, analysis of market data and trends, and an analysis of internal pay equity.
Role of Independent Compensation Consultants
To assist in evaluating our compensation practices, the Compensation Committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations regarding executive compensation practices that are consistent with our business goals and pay philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. The Compensation Committee has retained PM&P as its the executive compensation consultant since 2010. For their analysis conducted in late 2016, which was used in connection with the executive compensation decisions for 2017, the Compensation Committee instructed PM&P to (i) review the total compensation package (base salary, annual cash incentives, and long-term equity incentives) we pay to our named executive officers, (ii) assess the competitiveness and reasonableness of our compensation program as compared to a peer group of companies within the health care industry with similar revenue levels and market capitalization, and (iii) provide conclusions and recommendations for the current and future total compensation packages for our named executive officers. When establishing compensation levels for our executive officers for 2017, we referred to the results of this study, met with representatives from PM&P, and also internally reviewed current industry and market practices within our peer group. The Compensation Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest. PM&P has no other relationship with our company.

Market Data and Peer Group
The Compensation Committee reviews and analyzes market data to ensure that our executive officer compensation is competitive with the marketplace. We consider the compensation levels, programs, and practices of other companies within our industry and of comparable size in terms of revenue and market capitalization to assist us in setting executive compensation so that it is market competitive. In reviewing compensation levels for 2017, we used the following peer group: Amedisys, Inc.; Almost Family, Inc.; Chemed Corporation; Healthways, Inc; National HealthCare Corporation; The Ensign Group, Inc.; RadNet, Inc.; Alliance HealthCare Services Inc.; Envision Healthcare Corporation; Acadia Healthcare Company, Inc.; The Providence Service Corporation; Civitas Solutions, Inc.; Surgical Care Affiliates, Inc.; and Air Methods Corporation.
For 2017, we adjusted the compensation levels of our named executive officers after comparing them to the above peer group, see the 2017 Summary Compensation Table in the section titles "Executive Compensation Tables." As our strategy changes and we leverage our capabilities into other markets, we intend to review the peer group to assure that we have the appropriate marketplace focus. The Compensation Committee used the reported market data, along with the PM&P report, to understand competitive compensation, industry trends and best practices regarding executive compensation.
Role of Chief Executive Officer in Executive Compensation Decisions
Our Chief Executive Officer recommends to the Compensation Committee base salary, target bonus levels, and long-term incentive awards for our executive officers, excluding himself. Our Chief Executive Officer bases these recommendations on data and analysis regarding our peer group, information provided by our compensation consultant, and qualitative judgments regarding individual performance. Our Chief Executive Officer is not present when the Compensation Committee discusses or determines any aspect of his compensation.
Consideration of Say-on-Pay Vote Results
At our 2011 Annual Meeting, we held our first non-binding stockholder advisory vote on executive compensation (“say-on-pay”). Our stockholders have consistently and overwhelmingly approved our executive compensation program, with greater than 95% of voting stockholders casting their vote in favor of the say-on-pay resolution in each of the annual say-on-pay votes held, including last year. Because most of the significant 2017 compensation decisions had already been made at the time of the 2017 say-on-pay vote at our 2017 Annual Meeting of Stockholders, the Compensation Committee primarily considered the results of the 2017 say-on-pay vote along with other factors when making executive compensation decisions for 2018. In making executive compensation decisions for 2017 and 2018, the Compensation Committee’s main considerations included our stockholders’ continuous, strong support for our executive compensation program, and the Compensation Committee’s satisfaction with the 2016 and 2017 pay structure, as well as compensation research reports prepared for the company by PM&P in 2015 and 2016 and other publicly available information.
Elements of Our Compensation Program
Our executive compensation program consists of the following three primary components: base salary, annual cash incentive awards (which are paid quarterly), and long-term equity incentive awards in the form of restricted stock grants. We consider a combination of objective and subjective factors in determining the appropriate aggregate compensation for our named executive officers. Objective factors include compensation paid by companies in our peer group to officers in similar positions, and factors relating to the performance of the company, including net income, earnings per share, return on equity, quality of patient care measures and Star Ratings, and organic and acquisitive growth. Subjective factors relate to the performance of the individual executive officer, and include the following:

•	the executive officer’s responsibilities;

•	the scope of the position;

•	experience and length of service with the company;

•	individual efforts and performance within the company, the industry and the community;

•	team building skills consistent with the company’s best interests; and

•	observance of our ethics and compliance program.

While these subjective factors are integrated with the objective factors mentioned above, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.
In addition, we provide certain other benefits, such as limited perquisites, retirement benefits, which are available to all eligible employees, and severance benefits. The percentage mix of total compensation for 2017 for each named executive officer (as reported in the “2017 Summary Compensation Table” in the section “Executive Compensation Tables” below) is as follows:

		FIXED	AT RISK/PERFORMANCE BASED
Name	2017 Total Compensation (as Reported in the Summary Compensation Table)	% Attributable to Salary and All Other Compensation	% Attributable to Annual Cash Incentive Award	% Attributable to Restricted Stock Grants
Keith G. Myers	$2,830,968	29%	0%	71%
Donald D. Stelly	2,558,751	22	28	50
Joshua L. Proffitt	1,526,502	29	29	42
Base Salary
We provide base salaries to our named executive officers as compensation for day-to-day responsibilities and sustained performance. Base salary provides our named executive officers with an element of compensation that is not “at-risk.”
Mr. Myers conducts an annual merit review of each of our named executive officers, and based on this review, recommends base salaries to the Compensation Committee with respect to each named executive officer other than himself. The Compensation Committee determines the appropriate base salary for Mr. Myers after an annual performance review based on the same factors used to evaluate the other named executive officers.
For 2017, based on the subjective assessment discussed above and a review of the market data, the Compensation Committee adjusted the base salaries of each named executive officer. Messrs. Myers', Stelly's, and Proffitt's base salary for 2017 was increased by approximately 5.0%.
Annual Cash Incentive Awards
The Compensation Committee believes that a significant portion of the total cash compensation for named executive officers should be based on our achievement of specific performance criteria, and that a significant part of the cash compensation package should be “at-risk.” The Compensation Committee established short-term incentive ("STI") target amounts for Mr. Stelly and Mr. Proffitt at 100% and 75%, respectively, of their base salaries. At Mr. Myers request, the Compensation Committee did not establish a 2017 STI opportunity for him. The Compensation Committee approved a cash incentive bonus program for 2017 under which Messrs. Stelly and Proffitt had the opportunity to earn a cash incentive bonus based on our level of achievement of the annual earnings per share target goal (the "EPS Target Bonus"), as follows:

Annual EPS Goals for 2017	Amount of STI Earned
$2.05	50% of STI Target
$2.10	80% of STI Target
$2.15	100% of STI Target
$2.20	100% of STI Target, plus 10% of base salary
$2.25	100% of STI Target, plus 20% of base salary
Under the EPS Target Bonus, for each calendar quarter, an executive may earn 25% of the applicable cash bonus based on our achievement of quarterly earnings per share targets which accumulate to the annual earnings per share target and the expectations of the company continuing to achieve the annual earnings per share target. At the end of a fiscal year, a named executive officer may earn the cash bonus associated with the earnings per share achieved for such fiscal year whether or not each quarterly earnings per share target was previously achieved.

For 2017, we achieved above-target earnings per share for 2017, resulting in Messrs. Stelly and Proffitt being eligible to receive 100% of their respective STI target amount plus an additional 20% of their respective base pay amount. In addition, if the company achieved earnings per share for 2017 at the "target" level of $2.15 or greater, each of Messrs. Stelly and Proffitt would earn an additional cash incentive bonus of 2% of his annual base salary for achievement of each of the five key financial and qualitative performance goals listed below, which we believe are critical to our long-term success (the "Stretch Target Bonus"). In the event all five of the Stretch Target Bonus goals listed below were achieved, each of Messrs. Stelly and Proffitt would receive an aggregate additional cash incentive award of 10% of his annual base salary.

Stretch Target Bonus Goals	Achieved in 2017
1. Trailing 12-month revenue of $120 million or greater for 2017 acquisitions	No
2. 80% of company home health providers achieve HHCAPS star ratings of 4 stars or greater	Yes
3. 90% of company home health providers achieve quality outcomes and process measure star ratings of 4.5 stars or greater	Yes
4. Achievement of annual voluntary turnover target below 16.5%	Yes
5. Achievement of each 1% improvement in annual organic revenue growth for home health, hospice, and community-based services segments	No

As reflected above, in 2017, we achieved our earnings per share target each quarter and for the year in order for each of Messrs. Stelly and Proffitt to receive 100% of their respective STI amount plus an additional 20% of their respective base pay amount, and achieved three of the Stretch Target Bonus performance goals for the year. As a result, Messrs. Stelly and Proffitt earned aggregate annual incentive bonuses of $724,494 and $449,466, respectively.
Long-Term Equity Incentive Awards
The purpose of long-term equity incentives is to align our named executive officers’ performance incentives more closely with the interests of our stockholders. Since our initial public offering in 2005, we have provided annual long-term equity incentive awards to our named executive officers in the form of restricted stock awards. We continue to believe that these restricted stock awards have been and remain an excellent vehicle for providing financial incentives for management because they align the executives’ interests with those of our stockholders and provide strong incentive for the creation of stockholder value. Time-vesting restricted stock also provides a strong retention component to our compensation program.
For the 2017 grants, the Committee established target award opportunities under the long-term incentive plan ("LTIP") expressed as a percentage of base salary and are driven by the individual's role/level within the Company. The actual grant value is based on the achievement of the certain Company financial and quality goals as determined by the Compensation Committee. For the 2017 grants, the committee considered the following 2016 performance measures:
•Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA");
•Earnings Per Share;
•Return on Equity; and
•Quality Outcomes and Process Measure Star Rating.
The Committee determined that performance exceeded expectations and awarded the named executives their target value of shares.
The grant values are ultimately at the Committee's discretion. The Committee may increase or decrease the award to reflect what the Committee determines to be an appropriate result. The Committee primarily considers Company performance versus budget. In addition, the Committee considers individual performance, performance versus peers and external economic factors including governmental reimbursements.

During 2017, Messrs. Myers, Stelly, and Proffitt received restricted stock awards with target grant date values equal to 286%, 227%, and 147%, respectively, of our named executive officer's 2016 base salary. The Committee considered company and individual performance and determined that a target grant value was appropriate.
Timing of Equity Grants. Equity awards are made by the Compensation Committee only on dates the Committee meets. Equity awards for 2017 were approved at a regularly scheduled meeting of our Compensation Committee during the first fiscal quarter of the year, after review and consideration of the company’s performance during the prior fiscal year. We do not have any program, practice, or policy of timing equity awards in connection with the release of material non-public information. The Compensation Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement, or some other subsequent event.
Limited Executive Perquisites and No Retirement Benefits
Beginning in 2014, the Compensation Committee approved a "Use of Corporate Aircraft Policy," which regulates our executives' personal use of corporate owned aircraft. In connection with its adoption of the policy, the Compensation Committee determined that the policy provides valuable and cost-effective benefits to our executives residing in a city with limited commercial airline service. The policy provides that our Chief Executive Officer and Chief Operating Officer are each permitted to use our aircraft for personal use on an annual basis for up to 80 and 30 flight hours, respectively. For calendar year 2017, we did not provide any other perquisites to our named executive officers that are not generally available to our other full-time employees.
Retirement benefits fulfill an important role within our overall executive compensation objective by providing a financial security component which promotes retention. However, our executives do not receive any retirement benefits that are not generally available to our other full-time employees. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan in which our named executive officers are eligible to participate and we provide a discretionary match of up to 2% of employee eligible compensation. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans.
Severance and Change in Control Arrangements
We maintain employment agreements with each of our named executive officers that provide, among other things, that the executive will be entitled to receive certain severance benefits in the event of a termination of employment, and the executive will be entitled to increased benefits in the event that a termination of employment follows a change in control of the company. We believe these employment agreements are an important element of our named executive officers’ overall compensation package because they serve to ensure the continued focus and dedication of our named executive officers notwithstanding any personal concerns they may have regarding their own continued employment, either prior to or following a change in control. The increased benefits that are payable in the event of a termination following a change in control are designed to attract and retain qualified executives who might not otherwise join or remain with the company without financial protection in the event that they are forced out of the company following a change in control. These provisions are also intended to provide for continuity of management in the event of a change in control of the company. We believe that our severance and change in control arrangements are comparable to those provided by the companies in our peer group and competitive within our industry.
None of our named executive officers are entitled to a tax gross-up in connection with a change of control payment.
The potential severance and change in control benefits payable under these agreements are more fully described in the section titled “Potential Payments upon Termination or Change in Control.”
Compensation Clawback Policy
The Board of Directors has adopted an executive compensation recovery, or "clawback" policy that applies to all executive officers in the event the company is required to restate its financial statements. The Compensation Committee will seek recovery of any performance-based incentive payments or grants granted to executive officers during the three years preceding such restatement where (1) the payment or award grant was calculated based on achievement of the misstated financial results; (2) the Board of Directors determines the executive engaged in intentional misconduct that materially contributed to the need for the restatement; and (3) a lower payment or award grant would have been made to the executive based upon the restated financial results, unless the Committee determines that recovery of the excess compensation would be unreasonable or contrary to the interests of the company.
Executive Stock Ownership and Retention Guidelines
The Board of Directors has adopted stock ownership guidelines pursuant to which all executive officers are expected to own shares of Company stock equal in value to a multiple of the executive officer's base salary, as follows:

Chief Executive Officer	5x annual base salary
President and Chief Operating Officer	3x annual base salary
Chief Financial Officer	2x annual base salary
Until an executive has satisfied the stock ownership guidelines, he is required to retain 75% of the after-tax shares received upon the exercise or vesting of equity incentive awards. Furthermore, any sales of Company stock by an executive will be permitted only to the extent that the executive will continue to meet the guidelines immediately following such sale.
Tax and Accounting Considerations
The accounting and tax treatment of compensation generally has not been a material factor in determining the amounts of compensation for our named executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

EXECUTIVE COMPENSATION TABLES
The tables below summarize the total compensation paid to or earned by, as applicable, our named executive officers during 2017. See the section titled “Compensation Discussion and Analysis” above for a more detailed discussion of our executive compensation program.
2017 Summary Compensation Table
The following table sets forth the cash and other compensation paid to or earned by, as applicable, our named executive officers for their services in all capacities during 2017, 2016, and 2015:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Keith G. Myers	2017	735,000	—	2,005,089	—	90,879	2,830,968
Chief Executive Officer	2016	700,000	—	1,852,036	350,000	106,302	3,008,338
	2015	700,000	—	1,788,865	784,000	107,458	3,380,323

Donald D. Stelly	2017	575,000	—	1,253,272	724,494	5,985	2,558,751
President and Chief Operating Officer	2016	550,000	150,000	2,340,569	693,000	2,383	3,735,952
	2015	550,000	—	957,047	588,500	17,346	2,112,893

Joshua L. Proffitt	2017	445,000	—	626,636	449,466	5,400	1,526,502
Executive Vice President, Chief Financial Officer and Treasurer	2016	425,000	75,000	1,227,285	402,181	5,269	2,134,735
	2015	385,000	—	844,192	342,700	1,766	1,573,658

(1)	The amounts reported in this column reflect the annual base salary earned by each of our named executive officers.

(2)	The amounts reported in this column reflect discretionary bonuses paid to the named executive officer in connection with entering into an amended and restated employment agreement.

(3)
The amounts reported in this column reflect the grant date fair value of the restricted stock awards, as determined pursuant to Accounting Standards Codification 718, and are based on the closing sales price per share of our common stock on the date of grant. See the "2017 Grants of Plan-Based Awards" table for additional information for awards granted in 2017.

(4)
The amounts reported in this column reflect the annual cash incentive awards earned by each of our named executive officers based on company and individual performance. For more information regarding our annual cash incentive program, see the discussion in the section titled "Compensation Discussion and Analysis."

(5)
The amounts reported in this column for 2017 reflect, with respect to Mr. Myers, $87,279 for the aggregate incremental costs of his personal use of the company's airplane and $3,600 for our 2% matching contribution under the 401(k) plan; with respect to

Mr. Stelly, the company's aggregate incremental cost of his personal use of the company's airplane; and with respect to Mr. Proffitt, our 2% matching contribution under the 401(k) plan. Since the company maintains the airplane primarily for business purposes, the incremental cost of personal use of the airplane includes only the variable costs applicable to a trip (such as fuel, landing fees, and catering), and not the cost of owning and maintaining the aircraft (such as hanger rent, insurance, and depreciation).

CEO PAY RATIO

Our CEO Pay Ratio was calculated in compliance with the requirement set forth in Item 402(u) of Regulation S-K. For 2017, the median of the annual total compensation of all employees who were employed as of December 31, 2017, other than our CEO, Mr. Myers, was $37,710. Mr. Myers' 2017 total compensation was $2,830,968. The ratio of CEO pay to median worker pay was 75:1.
The median employee was identified utilizing 2017 total compensation (annualized for full-time employees who did not work for the full year in 2017) for all employees as of December 31, 2017.  Employees added through corporate acquisitions completed in 2017 were excluded from the calculation.  This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2017 Grants of Plan-Based Awards
The following table sets forth the individual grants of plan-based awards made to each of our named executive officers during 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Keith G. Myers
Restricted Stock	3/1/2017				41,325	2,005,089
Donald D. Stelly
EPS Target Bonus		287,500	575,000	690,000
Stretch Target Bonus			57,500
Restricted Stock	3/1/2017				25,830	1,253,272
Joshua L. Proffitt
EPS Target Bonus		166,875	333,750	422,750
Stretch Target Bonus			44,500
Restricted Stock	3/1/2017				12,915	626,636

(1)
Amounts reflect threshold, target and maximum payout levels for the EPS Target Bonus and target payout level for the Stretch Target Bonus (assuming each of the five performance goals are met) for 2017 performance under our annual cash incentive program. The actual amount earned by each named executive officer for 2017 is reported under the “Non-Equity Incentive Plan Compensation” column in the “2017 Summary Compensation Table” above. For more information regarding our annual cash incentive program, see the discussion in the section titled “Compensation Discussion and Analysis.”

(2)
Amounts reflect awards of time-vesting restricted stock granted under our long-term incentive plans. The restricted stock awards vest in five equal annual installments beginning on the first anniversary of the date of grant. The awards with a grant date of March 1, 2017 were earned for performance in calendar year 2016.

(3)
Amounts reflect the grant date fair value of the restricted stock awards, determined pursuant to the Accounting Standards Codification 718, based on the closing sales price per share of our common stock on the grant date.

Outstanding Equity Awards at December 31, 2017
The following table provides information concerning stock awards that are outstanding as of December 31, 2017 for each of our named executive officers. Our named executive officers do not hold any option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Keith G. Myers	136,794	8,378,633
Donald D. Stelly	109,234	6,690,583
Joshua L. Proffitt	60,205	3,687,556

(1)    The restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant provided that the executive is then still employed by the company, or earlier upon the occurrence of the executive’s death, disability or retirement, or termination by the company without cause or resignation for good reason within two years following a change of control of the company. The restricted stock will vest as follows:

Name	Shares of Restricted Stock	Vesting Schedule
Mr. Myers	4,760	100% on March 1, 2018
	19,370	50% on March 1, 2018 and on the next anniversary thereof
	31,755	33% on March 1, 2018 and on each of the two subsequent anniversaries thereof
	39,584	25% on March 1, 2018 and on each of the three subsequent anniversaries thereof
	41,325	20% on March 1, 2018 and on each of the four subsequent anniversaries thereof

Mr. Stelly	3,827	100% on March 1, 2018
	5,000	100% on September 1, 2018
	10,948	50% on March 1, 2018 and on the next anniversary thereof
	16,989	33% on March 1, 2018 and on each of the two subsequent anniversaries thereof
	22,640	25% on March 1, 2018 and on each of the three subsequent anniversaries thereof
	24,000	25% on June 1, 2018 and on each of the three subsequent anniversaries thereof
	25,830	20% on March 1, 2018 and on each of the four subsequent anniversaries thereof

Mr. Proffitt	1,428	100% on March 1, 2018
	5,054	50% on March 1, 2018 and on the next anniversary thereof
	9,264	33% on March 1, 2018 and on each of the two subsequent anniversaries thereof
	4,800	33% on August 1, 2018 and on each of the two subsequent anniversaries thereof
	10,744	25% on March 1, 2018 and on each of the three subsequent anniversaries thereof
	16,000	25% on August 1, 2018 and on each of the three subsequent anniversaries thereof
	12,915	20% on March 1, 2018 and on each of the four subsequent anniversaries thereof

(2)	Reflects the value as calculated using the closing market price of our common stock as of December 31, 2017, which was $61.25.
2017 Stock Vested
The following table provides information concerning stock awards that vested in 2017 for each of our named executive officers. Our named executive officers do not hold any stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith G. Myers	40,544	1,967,195
Donald D. Stelly	35,811	1,895,220
Joshua L. Proffitt	17,426	913,954

(1)
The value realized is based on the closing market price of our common stock on the applicable date of vesting of the restricted stock awards, or if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
We have employment agreements with each named executive officer, (collectively, the “Employment Agreements”), with effective dates as detailed in the table below:

Name	Effective Date of Current Employment Agreement	Expiration Date of Current Employment Agreement
Keith G. Myers	April 1, 2017	March 31, 2020
Donald D. Stelly	June 1, 2016	May 31, 2019
Joshua L. Proffitt	September 12, 2016	September 30, 2019
Each of the Employment Agreements will automatically renew for additional one-year periods unless either party gives notice to the other of its intent not to renew the agreement. The Employment Agreements provide that each executive is entitled to a minimum annual base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement, and welfare benefit plans generally made available to our senior executive officers. Each of these executives will have an opportunity to earn an annual cash bonus based upon achievement of performance goals to be established by the Compensation Committee. In addition, each of the executives is entitled to fringe benefits generally made available to our senior executive officers, and will be eligible for equity grants under our long-term incentive plans.
The Employment Agreements may be terminated by us at any time with or without “cause” (as defined therein), or by the executive with or without “good reason” (as defined therein). The Employment Agreements also terminate automatically upon the death or retirement of the executive and may be terminated by us if the executive becomes disabled. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.
Termination for Cause; Resignation without Good Reason or due to Retirement
If an executive is terminated for cause, resigns without good reason (as such terms are defined in the agreements), or retires, the executive receives only the salary and vested benefits that have accrued through the date of termination or retirement. No other severance benefits are payable.

Termination Due to Disability or Death
If an executive is terminated due to disability or death, the executive (or his or her estate) receives salary and vested benefits accrued through the date of termination. The executive’s outstanding equity awards will vest and become immediately exercisable pursuant to the terms of our long-term incentive plans and applicable award agreements.
Termination without Cause or Disability; Resignation for Good Reason
Under the current terms of the Employment Agreements, if the executive is terminated without cause or disability, or resigns for good reason, then the executive will be entitled to accrued salary, vested benefits, and a pro-rata portion of the annual bonus earned through the date of termination, as well as the continuation of health and welfare benefits for the COBRA-eligible period. In addition, each of the named executive officers will be entitled to:

•
if the termination occurs prior to, or more than two years following, a change of control of the company: (A) a severance payment equal to the product of 1.5 times the sum of (1) the base salary in effect as of the date of termination, plus (2) the greater of the average of the annual bonuses earned for the two fiscal years in which annual bonuses were paid immediately preceding the termination, or the target bonus for the year in which the date of termination occurs; and (B) continued vesting of outstanding equity awards, assuming compliance with the restrictive covenants discussed below.

•
if the termination occurs within two years following a change of control of the company: (A) a severance payment equal to the product of 2.5 times the sum of (1) the base salary in effect as of the date of termination, plus (2) the greater of the average of the annual bonuses earned for the two fiscal years in which annual bonuses were paid immediately preceding the termination, or the target bonus for the year in which the date of termination occurs; and (B) the immediate and full vesting of all outstanding equity awards.

Restrictive Covenants
Each of the Employment Agreements contains confidentiality, non-compete, and non-solicitation covenants that apply during the executive’s employment with the company and for a two year period, after the executive’s termination of employment (or for a six month period if the executive’s termination occurs within two years after a change in control).
Summary of Termination Payments and Benefits
The following table summarizes the value of the termination payments and benefits that our named executive officers would have received under their Employment Agreements if their employment was terminated on December 31, 2017 under each of the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Myers	Stelly	Proffitt
Reason for Termination:
By Company Without Cause; by Executive for Good Reason
Pro-rata Annual Bonus(1)	$0	$724,494	$449,466
Cash Severance(2)	2,425,500	1,925,621	1,306,235
Health and Welfare Continuation(3)	11,511	6,744	11,511
Total Estimated Value of Payments and Benefits	2,437,011	2,656,859	1,767,212
Termination Without Cause or by Executive for Good Reason Within 24 Months Following a Change of Control
Pro-rata Annual Bonus(1)	0	724,494	449,466
Cash Severance(2)	4,042,500	3,209,368	2,177,059
Health and Welfare Continuation(3)	11,511	6,744	11,511
Value of Accelerated Equity Awards(4)	8,378,633	6,690,583	3,687,556
Total Estimated Value of Payments and Benefits	12,432,644	10,631,189	6,325,592
Death or Disability
Value of Accelerated Equity Awards(4)	8,378,633	6,690,583	3,687,556
Total Estimated Value of Payments and Benefits	$8,378,633	$6,690,583	$3,687,556

(1)
Reflects a pro-rata payment of the executive’s annual bonus for 2017, based on the portion of the year elapsed prior to termination. As the table assumes that the executive was terminated on December 31, 2017, the amounts reflect full annual bonus earned for 2017, as reported in the "Non-Equity Incentive Plan Compensation" column of the 2017 Summary Compensation Table.

(2)
Reflects a severance payment equal to the product of 1.5 times, or 2.5 times in the event of a change in control, the sum of (a) the executive’s base salary in effect as of the date of termination and (b) the greater of the average of the annual bonuses earned by the executive for the two immediately preceding fiscal years, or the executive's target bonus for the year in which the date of termination occurs.

(3)
Reflects the cost of providing continued health and welfare benefits to the executive after the termination date of employment. The company will pay the excess of the COBRA cost of such coverage over the amount that the executive would have had to pay for such coverage if the executive had remained employed and paid the active employee rate. Our obligations to provide health and welfare benefits cease in the event the executive participates in another employer sponsored plan or when the COBRA benefit expires (18 months from qualifying event).

(4)
Represents the fair market value of shares of restricted stock that would immediately vest upon termination each based on closing market price of our common stock as of December 31, 2017, which was $61.25.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, ADOPTION, ON AN
ADVISORY BASIS, OF A RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.
Pursuant to Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC. This vote does not address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed in the section titled “Executive Officer Compensation.” This disclosure includes the “Compensation Discussion and Analysis” and the “Executive Compensation Tables,” including the accompanying narrative disclosures. At last year’s Annual Meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our Proxy Statement for the 2017 Annual Meeting of Stockholders. Our stockholders approved the “say-on-pay” proposal by greater than 95% of the voting power of the outstanding shares of our common stock present, in person or by proxy, at the 2017 Annual Meeting and entitled to vote on the proposal. We are again asking our stockholders to vote on the following resolution:
RESOLVED, that the stockholders of LHC Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the company’s 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.
We understand that executive compensation is an important matter for our stockholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this Proxy Statement, including the “Compensation Discussion and Analysis” (including its executive summary), the “Executive Compensation Tables,” and the rest of the narrative disclosures regarding our executive compensation program in the section titled “Executive Officer Compensation”.
While this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our board of directors and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Following the recommendation of our stockholders at our 2011 Annual Meeting, we have held an advisory “say-on-pay” vote at each subsequent Annual Meeting. The next required advisory vote of our stockholders regarding the frequency of “say-on-pay” will occur at the 2023 Annual Meeting.
We invite stockholders who wish to communicate with our board of directors on executive compensation or any other matters to contact us as provided in the section titled “The Board of Directors and Corporate Governance-Stockholder Communications with the Board of Directors.”
For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

PROPOSAL 3

APPROVAL OF THE LHC GROUP, INC. 2018 INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3,
APPROVAL OF THE 2018 INCENTIVE PLAN

On April 26, 2018, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the LHC Group, Inc. 2018 Incentive Plan (the “2018 Plan”). The 2018 Plan will become effective as of the date it is approved by the stockholders.

The 2018 Plan is intended to serve as the successor to the LHC Group, Inc. 2010 Long-Term Incentive Plan (the “Prior Plan”). As of December 31, 2017, there were approximately 529,465 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 391,737 shares of our common stock reserved and available for future awards under the Prior Plan. If our stockholders approve the 2018 Plan, all future equity awards will be made from the 2018 Plan, and we will not grant any additional awards under the Prior Plan.

The Board of Directors has determined that the number of shares remaining available under the Prior Plan will not be sufficient to permit the company to provide adequate long-term equity incentives in the near future to our officers, employees and directors.  Considering our historical grant practices, we believe we have been judicious in our share usage under the Prior Plan, and mindful of potential stockholder dilution.  The Prior Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since 2010, and during such time we have not sought stockholder approval of any increase in the number of shares available for issuance under the Prior Plan.  Approval of the 2018 Plan will enable the company to continue making equity compensation grants that serve as incentives to recruit and retain officers, employees and directors and to continue aligning the interests of such persons with our stockholders.

A summary of the 2018 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2018 Plan, which is attached to this Proxy Statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2018 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the company. These features include, but are not limited to, the following:

•
No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•
Minimum Vesting Requirements. Awards granted to all participants under the 2018 Plan will be subject to a minimum vesting period of one year (with an exception provided for up to 5% of the total shares authorized for issuance under the plan).

•
No Liberal Share Recycling. Shares retained by or delivered to the company to pay the exercise price of a stock option or SAR or to satisfy tax withholding taxes in connection with the exercise or settlement of an award count against the number of shares remaining available under the 2018 Plan.

•
No Single-Trigger Change of Control Vesting. If awards granted under the 2018 Plan are assumed by the successor entity in connection with a change of control of the company, such awards will not automatically vest and pay out upon the change of control.

•	No Tax Gross-Ups. The 2018 Plan does not provide for any tax gross-ups.

•	Awards Subject to Clawback Policy. Awards under the 2018 Plan will be subject to any compensation recoupment policy that the company may adopt from time to time.

•	No Dividends on Unearned Awards. The 2018 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of December 31, 2017:

Prior Plan
Total outstanding stock options	—
Total outstanding full value awards	529,465
Total shares currently available for grant (1)	391,737

(1)If our stockholders approve the 2018 Plan, all future equity awards will be made from the 2018 Plan, and we will not grant any additional awards under the Prior Plan.

Summary of the 2018 Plan

Purpose and Eligibility. The purpose of the 2018 Plan is to promote the company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the company’s stockholders, and by providing participants with an incentive for outstanding performance. As of April 20, 2018, approximately 30,000 employees and nine non‑employee directors would be eligible to participate in the 2018 Plan.
Administration. The 2018 Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will have the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2018 Plan; and make all other decisions and determinations that may be required under the 2018 Plan.

Awards to Non-Employee Directors. Notwithstanding the above, awards granted under the 2018 Plan to the company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.

Permissible Awards. The 2018 Plan authorizes the granting of awards in any of the following forms:

•	market-priced options to purchase shares of our common stock, which may be designated under the Code as nonstatutory stock options or incentive stock options;

•
stock appreciation rights, which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of stock appreciation rights that have been exercised by the holder;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•
stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Committee;

•
performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•	other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on, shares of common stock;

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of common stock that may be issued under the 2018 Plan is 2,000,000 shares, plus a number of additional shares (not to exceed 300,000) underlying awards outstanding as of the effective date of the 2018 Plan under the Prior Plan that thereafter terminate or expire unexercised, or are canceled, forfeited or lapse for any reason.

Share Counting. Shares subject to awards that terminate or expire unexercised, or are canceled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2018 Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2018 Plan in substitution for awards held by employees of another entity who become employees of the company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Limitations on Awards. The maximum number of shares of common stock subject to stock options or stock appreciation rights that may be granted under the 2018 Plan in any calendar year to any one participant is 300,000 each. The maximum number of shares of common stock underlying awards of restricted stock and restricted stock units that may be granted under the 2018 Plan in any calendar year to any one participant is 300,000. The maximum aggregate number of shares subject to awards that may be granted under the 2018 Plan to any non-employee director in any calendar year is limited to a number that, combined with any cash fees or other compensation, does not exceed $400,000 in total value.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination, full-value awards, options and SARs shall be subject to a minimum vesting period of one year. However, the Committee may at its discretion, grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2018 Plan.

Limited Discretion to Accelerate Vesting. The Committee may, in its sole discretion, determinate that upon a participant’s death or disability or retirement, all or a portion of the participant’s awards shall become fully or partially exercisable, that all or a portion of the restrictions on the participant’s awards shall lapse, and/or any performance-based criteria with respect such awards shall be deemed satisfied.

Treatment of Awards upon a Change of Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)    upon the occurrence of a change of control of the company in which awards under the 2018 Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and

•the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

(B)    upon the occurrence of a change of control of the company in which awards under the 2018 Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2018 Plan ), then:

•all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Anti-dilution Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2018 Plan will be adjusted proportionately, and the

Committee shall make such adjustments to the 2018 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Amendment and Termination of the 2018 Plan. No awards may be granted under the 2018 Plan after the tenth anniversary of the effective date of the plan. The Board or the Committee may amend, suspend or terminate the 2018 Plan at any time, except that no amendment may be made without the approval of the company’s stockholders if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the common stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2018 Plan or modifies the requirements for participation under the 2018 Plan, or if the Board or Committee its discretion determines that obtaining such stockholder approval is for any reason advisable. No amendment or termination of the 2018 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Committee may amend or terminate outstanding awards at any time, except that no amendment or termination of outstanding award may, without the written consent of the participant, reduce or diminish the value of such outstanding awards.

Prohibition on Repricing. Without the prior consent of the company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be canceled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the company, or be subject to any lien, obligation or liability of the participant to any person other than the company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.
Clawback Policy. Awards under the 2018 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the company as adopted from time to time.
Federal Income Tax Consequences
The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2018 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.
Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonqualified stock option under the 2018 Plan. When the optionee exercises a Nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the amount equal to the excess of the amount realized upon sale or disposition of the option shares over the exercise price will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2018 Plan will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed as a corresponding federal income tax deduction at that time.
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
Code Section 409A. The 2018 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights granted under the 2018 Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2018 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.
Tax Withholding. The company has the right to deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2018 Plan.
New Plan Benefits

Grants and awards under the 2018 Plan, which may be made to company executive officers, directors and other employees, are not presently determinable. If the stockholders approve the Plan, such grants and awards will be made at the discretion of the Committee.

PROPOSAL 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4, THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.
The independent accounting firm of KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since August 20, 2008. Our Audit Committee has selected KPMG to conduct the annual audit of our financial statements for the fiscal year ending December 31, 2018. KPMG has no financial interest, direct or indirect, in the company and does not have any connection with the company except in its professional capacity as an independent auditor.
The ratification by the stockholders of the selection of KPMG as our independent registered public accounting firm is not required by law or by our bylaws. Our board of directors, consistent with the practice of many publicly held corporations, is nevertheless submitting ratification of its selection of KPMG to its stockholders for approval. If our stockholders do not ratify the selection of KPMG at the annual meeting, the Audit Committee may reconsider its selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Even if the selection of KPMG is ratified, the Audit Committee, in its sole discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the company and our stockholders.
Representatives of KPMG will be present at the 2018 Annual Meeting of Stockholders and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.
For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Principal Accounting Fees and Services
The following table shows the fees related to the audit and other services provided by KPMG for the fiscal years ended December 31, 2017 and 2016:

Fee Category	2017	2016
Audit Fees (1)	$1,692,000	$1,233,404
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	1,780	1,650
Total	$1,693,780	$1,235,054

(1)
Audit Fees includes the aggregate fees billed for professional services rendered for the audit of our annual financial statements for 2017 and 2016 and internal control over financial reporting, review of our Form 10-Qs for the same periods, quarterly reviews, and review of other SEC filings.

(2)	Audit-Related Fees includes fees for professional services rendered for assistance with review of financial statements not included in (1) above.

(3)	Tax Fees includes fees for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	All Other Fees includes the Accounting Research Online tool used by the company during 2017 and 2016.
Audit Committee Pre-Approval Policy
Our Audit Committee approves all fees to be paid for audit and audit-related services and all other fees of our independent auditor prior to engagement for those services.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work performed by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit and audit-related services and permitted non-audit services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence.

The Audit Committee pre-approval policy sets forth specified audit, audit-related, tax, and other permissible non-audit services, if any, for which pre-approval is provided, without further approval by the Audit Committee, up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels or any services not specifically identified in the policy must be specifically pre-approved by the Audit Committee. Our independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

The Audit Committee pre-approved all services provided by KPMG in 2016 and 2017. The Audit Committee has pre-approved all services anticipated to be provided by KPMG during 2018.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the company’s audited financial statements for the fiscal year ended December 31, 2017, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements. In consultation with management, the Audit Committee also considered the company’s financial reporting processes and reviewed and assessed the adequacy of internal controls over financial reporting.
The Audit Committee discussed with KPMG LLP (“KPMG”), the company’s independent registered public accounting firm, the overall scope and plans for the audit of the company's financial statements. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its observations of the company’s internal controls and the overall quality of the company’s financial reporting.
The Audit Committee reviewed with KPMG, who are responsible for expressing an opinion whether the financial statements are presented fairly in all material respects in accordance with U.S. generally accepted accounting principles, their judgments as to the acceptability and quality of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee also reviewed and discussed with management and KPMG management’s report and KPMG’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed those disclosures with KPMG. In addition, the Audit Committee discussed with KPMG their independence from management and the company. The Audit Committee also considered whether KPMG’s provision of services during 2017 that were unrelated to their audit of the company’s financial statements and to their reviews of the company’s interim financial statements during 2017 is compatible with maintaining KPMG’s independence.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and KPMG. Based on the foregoing reviews and discussions with management and with KPMG, and the receipt of an unqualified opinion from KPMG dated March 1, 2018 regarding the company’s audited financial statements for the fiscal year ended December 31, 2017, the Audit Committee recommended to our board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors.
Brent Turner—Chair
Ronald T. Nixon
W. Earl Reed, III
Tyree G. Wilburn

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under equity compensation plans as of December 31, 2017.

	(a)	(b)	(c)(1)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Rights	Number of Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity compensation plans approved by stockholders:	—	$—	559,082
Equity compensation plans not approved by stockholders:	—	—	—
Total	—	$—	559,082

(1)
Of the 559,082 shares, 391,737 shares were available for future issuance under our 2010 Long-Term Incentive Plan (all of which are available for issuance pursuant to grants of full-value stock awards) and 167,345 shares were available for future issuance under our Amended and Restated 2006 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification Agreements with Directors
We have adopted provisions in our Certificate of Incorporation on file with the Delaware Secretary of State that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law (“DGCL”). The DGCL provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any of the following: (1) any breach of their duty of loyalty to the company or our stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. This limitation does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws also provide that we will indemnify our directors and executive officers and we may indemnify our other officers and employees and other agents to the fullest extent permitted by law. In addition, our bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification. We have entered into separate indemnification agreements with our directors, in addition to the indemnification provided by our Certificate of Incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors for expenses, judgments, fines, and settlement amounts incurred by our directors in any action or proceeding arising out of his or her services as a director or at our request.
Company Policy and Certain Relationships
We believe that business decisions and actions taken by our officers, directors, and employees should be based on the best interests of the company, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which the company participates and in which a related person (as defined below) may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.
In August 2014, the Audit Committee approved revisions to the written policies and procedures adopted by the Audit Committee in April 2007 for reviewing and approving transactions between the company and related persons, including directors, nominees, executive officers, and any person known to be the beneficial owner of more than 5% of the company’s voting securities or any immediate family member of an executive officer, director, nominee, or greater than 5% beneficial holder. The policy also covers any firm, corporation, or other entity which is owned or controlled by any such person, or in which such person has a substantial ownership interest. Prior to entering into a transaction with a related person, notice must be given to our legal counsel containing (i) the related person’s relationship to the company and interest in the transaction, (ii) the material facts of the transaction, (iii) the benefits to the company of the transaction, (iv) the availability of any other sources of comparable products or services, and (v) an assessment of whether the transaction is on terms comparable to those available to an unrelated third party. If our legal counsel determines that it is a related party transaction, the proposed transaction is submitted to the Audit Committee for its approval. The policy also provides for the annual review by the Audit Committee of ongoing related person transactions.
The company employs Zachary J. Indest, son of John L. Indest, a member of our board of directors. Zachary J. Indest serves as the company's Vice President of Joint Venture Operations, and for 2017 was paid an annual salary of $149,413, a cash bonus of $12,562, and was granted 685 shares of time-vesting restricted stock of the company.
The company employs Brach J. Myers, son of Keith G. Myers, our Chief Executive Officer. Brach Myers serves as the company's Vice President of Strategic Partnerships and Communications, and for 2017 was paid an annual salary of $150,801, cash bonus of $16,874, and was granted 775 shares of time-vesting restricted stock of the company.
The company has not had any other transactions with related persons that required disclosure under the applicable SEC rules and regulations, and no such transactions are currently proposed.

Appendix A

LHC GROUP, INC.
2018 INCENTIVE PLAN

LHC GROUP, INC.
2018 INCENTIVE PLAN
TABLE OF CONTENTS

ARTICLE 1 - PURPOSE
1.1	General	A-4
ARTICLE 2 - DEFINITIONS
2.1	Definitions	A-4
ARTICLE 3 - EFFECTIVE TERM OF PLAN
3.1	Effective Date	A-8
3.2	Term of Plan	A-8
ARTICLE 4 - ADMINISTRATION
4.1	Committee	A-8
4.2	Actions and Interpretations by the Committee	A-8
4.3	Authority of Committee	A-8
4.4	Delegation	A-9
4.5	Indemnification	A-9
ARTICLE 5 - SHARES SUBJECT TO THE PLAN
5.1	Number of Shares	A-9
5.2	Share Counting	A-9
5.3	Stock Distributed	A-10
5.4	Limitation on Awards	A-10
ARTICLE 6 - MINIMUM VESTING; DISCRETION TO ACCELERATE
6.1	Minimum Vesting Requirements	A-10
6.2	Limited Discretion to Accelerate Vesting	A-10
ARTICLE 7 - STOCK OPTIONS
7.1	General	A-11
7.2	Incentive Stock Options	A-11
ARTICLE 8 - STOCK APPRECIATION RIGHTS
8.1	Grant of Stock Appreciation Rights	A-11
ARTICLE 9 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS
9.1	Grant of Restricted Stock and Restricted Stock Units	A-12
9.2	Issuance and Restrictions	A-12
9.3	Dividends on Restricted Stock	A-12
9.4	Forfeiture	A-12
9.5	Delivery of Restricted Stock	A-12
ARTICLE 10 - PERFORMANCE AWARDS
10.1	Grant of Performance Awards	A-13
10.2	Performance Goals	A-13
ARTICLE 11 - DIVIDEND EQUIVALENTS
11.1	Grant of Dividend Equivalents	A-13
ARTICLE 12 - STOCK OR OTHER STOCK-BASED AWARDS
12.1	Grant of Stock or Other Stock-Based Awards	A-13
ARTICLE 13 - PROVISIONS APPLICABLE TO AWARDS
13.1	Eligibility	A-13
13.2	Non-Employee Director Awards	A-13
13.3	Award Certificates	A-14
13.4	Form of Payment of Awards	A-14

13.5	Limits on Transfer	A-14
13.6	Beneficiaries	A-14
13.7	Stock Trading Restrictions	A-14
13.8	Effect of a Change in Control	A-14
13.9	Forfeiture Events	A-15
13.10	Substitute Awards	A-15
ARTICLE 14 - CHANGES IN CAPITAL STRUCTURE
14.1	Mandatory Adjustments	A-15
14.2	Discretionary Adjustments	A-15
14.3	General	A-16
ARTICLE 15 - AMENDMENT, MODIFICATION AND TERMINATION
15.1	Amendment, Modification and Termination	A-16
15.2	Awards Previously Granted	A-16
15.3	Compliance Amendments	A-16
ARTICLE 16 - GENERAL PROVISIONS
16.1	Rights of Participation	A-16
16.2	Withholding	A-17
16.3	Special Provisions Related to Section 409A of the Code	A-17
16.4	Unfunded Status of Awards	A-18
16.5	Relationship to Other Benefits	A-18
16.6	Expenses	A-18
16.7	Titles and Headings	A-18
16.8	Gender and Number	A-18
16.9	Fractional Shares	A-18
16.10	Government and Other Regulations	A-19
16.11	Governing Law	A-19
16.12	Severability	A-19
16.13	No Limitations on Rights of Company	A-19

LHC GROUP, INC.
2018 INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.    GENERAL. The purpose of the LHC Group, Inc. 2018 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of LHC Group, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, Internet or other non-paper Award Certificates, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)“Board” means the Board of Directors of the Company.

(f)“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)“Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “Person” (such term for purposes of this definition being as defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person is or becomes a Beneficial Owner, directly or indirectly, of either (A) 30% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change of Control: (v) an acquisition directly from the Company, (w) an acquisition by the Company or a Subsidiary of the Company, (x) an acquisition by a Person who is on the Effective Date the Beneficial Owner, directly or indirectly, of 50% or more of the Company Common Stock or the Company Voting Securities, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)“Committee” means the committee of the Board described in Article 4.

(j)“Company” means LHC Group, Inc., a Delaware corporation, or any successor corporation.

(k)“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) in the discretion of the Committee as specified at or prior to such occurrence, a Participant’s employment with the Company or an Affiliate is terminated, but the Participant continues to serve as a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m)“Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.

(n)“Effective Date” has the meaning assigned such term in Section 3.1.

(o)“Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(p)“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(q)“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method or procedures as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(r)“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(s)“Good Reason” (or a similar term denoting constructive termination) has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or an Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to a Change of Control, (ii) a reduction by the Company or an Affiliate in the Participant’s base salary, (iii) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to a Change of Control, or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

(t)“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u)“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v)“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(w)“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x)“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y)“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)“Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa)“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(ab)“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.6 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ac)“Performance Award” means any award granted under the Plan pursuant to Article 10.

(ad)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ae)“Plan” means the LHC Group, Inc. 2018 Incentive Plan, as amended from time to time.

(af)“Prior Plan” means the LHC Group Inc. 2010 Long-Term Incentive Plan, as amended from time to time.

(ag) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ah)“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ai)“Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, (i) after attaining age 62, or (ii) after attaining age 55 and having at least 10 years of service with the Company or an Affiliate.

(aj) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(ak)“Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(al)“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(am)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(an)“1933 Act” means the Securities Act of 1933, as amended from time to time.

(ao)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.    EFFECTIVE DATE. The Plan will become effective on the date that it is adopted by the Company’s stockholders (the “Effective Date”).

3.2.    TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4
ADMINISTRATION

4.1.    COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.    AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards to Eligible Participants;

(b)	Designate Participants;

(c)    Determine the type or types of Awards to be granted to each Participant;

(d)    Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    Determine the terms and conditions of any Award granted under the Plan;

(f)    Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)    Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(j)    Amend the Plan or any Award Certificate as provided herein.

4.4.    DELEGATION. The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.    INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.    NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,000,000, plus a number of additional Shares (not to exceed 300,000) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are canceled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,000,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2.    SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a)    The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b)    Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)    Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(d)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(e)    Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f)    To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)    Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h)    Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3.    STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.    LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14):

(a)    Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be for 300,000 Shares.

(b)    SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 300,000 Shares.

(c)    Restricted Stock or Restricted Stock Units. The maximum number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units granted under the Plan in any calendar year to any one Participant shall be 3000,000.

(d)    Awards to Non-Employee Directors. The maximum number of Shares subject to Non-Employee Director Awards that may be granted under the Plan to any Non-Employee Director in any calendar year shall be limited to a number that, combined with any cash fees or other compensation paid to such Non-Employee Director, shall not exceed $400,000 in total value (calculating the value of any such Non-Employee Director Awards based on the grant date fair value of such Awards for financial reporting purposes).

ARTICLE 6
MINIMUM VESTING; DISCRETION TO ACCELERATE

6.1.    MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 13.10 and to the following sentence, Full Value Awards, Options and SARs granted under the Plan to an Eligible Participant shall be subject to a minimum vesting period of one year (with provision for accelerated vesting permitted only in the event of the Participant’s termination service due to death or Disability). Notwithstanding the foregoing, the Committee may grant Awards without the above-described minimum vesting requirements with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

6.2.    LIMITED DISCRETION TO ACCELERATE VESTING. The Committee may in its sole discretion at any time determine that, upon the Participant’s death or Disability or Retirement, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 6.2.

ARTICLE 7
STOCK OPTIONS

7.1.    GENERAL. The Committee is authorized to grant Options to Eligible Participants on the following terms and conditions:

(a)    EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.

(b)    PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be canceled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option

(c)    TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 6.1 and 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)    PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)    EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)    NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)    NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2.    INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.    GRANT OF Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Eligible Participants on the following terms and conditions:

(a)    RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)    The Fair Market Value of one Share on the date of exercise; over

(2)    The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)    PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be canceled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)    TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Section 6.1, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)    NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)    NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

ARTICLE 9
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Eligible Participants in such amounts and subject to such terms and conditions as may be selected by the Committee and set forth in an Award Certificate setting forth the terms, conditions and restrictions applicable to the Award.

9.2.    ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter, subject to Section 6.1. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3    DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited; (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof and subject to the same vesting provisions as provided for the host Award); or (iii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4.    FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5.    DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

10.1.    GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

10.2.    PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may equitably modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1.    GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the host Award is earned and vested.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

12.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 6.1), Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

13.1.    ELIGIBILITY. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

13.2.    NON-EMPLOYEE DIRECTOR AWARDS. Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

13.3.    AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.4.    FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.5.    LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.6.    BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Company.

13.7.    STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.8.    EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.8 shall apply in the case of a Change in Control.

(a)    Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against pro rata target levels (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)    Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the payout level under outstanding performance-based Awards shall be determined and deemed to have been earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against pro rata target levels measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.9.    FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

13.10.    SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

14.1.    MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Sections 5.1 and 5.4 shall be adjusted proportionally, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2    DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised (provided that Participants shall be provided with advance written notice of any such exercise period and such period shall allow Participants a reasonable period of time in which to exercise such Awards), (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3    GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

15.1.    AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be canceled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2.    AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be canceled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(c)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3.    COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16
GENERAL PROVISIONS

16.1.    RIGHTS OF PARTICIPANTS.

(a)    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan,

shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2.    WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3.     SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c)    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)    Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)    Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)    Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

16.4.    UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5.    RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6.    EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7.    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8.    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9.    FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10.    GOVERNMENT AND OTHER REGULATIONS.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11.    GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12.    SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13.    NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the LHC Group, Inc. 2018 Incentive Plan as adopted by the Board on April 26, 2018 and by the stockholders on June 7, 2018.

LHC GROUP, INC.

By: __________________________

Its: ___________________________

GENERAL INFORMATION
Delivery of Proxy Materials, Annual Reports and Notices of Internet Availability of Proxy Materials
The delivery rules regarding proxy materials may be satisfied by delivering a single copy of proxy materials to an address shared by two or more stockholders. This method of delivery is referred to as “householding.” Currently, we are not householding for registered stockholders, but brokers, dealers, banks, or other entities that hold common stock in street name for beneficial owners of common stock and that distribute proxy materials they receive to beneficial owners may be householding. Such brokers, dealers, banks, or other entities may deliver only one set of proxy materials to certain multiple stockholders who share an address, unless the company or such other distributor has received contrary instructions from one or more of those stockholders. We undertake to deliver promptly upon request a separate copy of any of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders may notify us of their request(s) by calling (800) 489-1307 or by sending a written request addressed to our Corporate Secretary at LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Registered stockholders sharing an address can request delivery of a single copy of any of the proxy materials through these methods of notification. In addition, stockholders who hold shares of our common stock in street name who prefer to receive separate copies of the proxy materials, or who are receiving multiple copies of proxy materials and who prefer to receive a single copy, either now or in the future, should contact their broker, dealer, bank, or other record holder entity.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the company under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee of the Board of Directors” (to the fullest extent permitted by applicable laws and rules) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
2017 Annual Report
Upon the written request of any stockholder entitled to vote at the Annual Meeting, the company will furnish, without charge, a copy of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. Requests should be directed to the company’s Corporate Secretary at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508 or by calling (800) 489-1307 or submitting an e-mail through our website at www.lhcgroup.com by clicking on “Contact Us”. A copy of the Annual Report for the fiscal year ended December 31, 2017, which includes the Form 10-K, is being made available concurrently with this Proxy Statement. The Annual Report and the Form 10-K are not incorporated into this Proxy Statement and are not considered proxy solicitation materials.
LHC GROUP, INC.

Keith G. Myers
Chief Executive Officer
April 27, 2018

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

LHC GROUP, INC.
The Board of Directors recommends a vote FOR all nominees on the following proposal:
1. To elect as directors the nominees listed below:

NOMINEES:
01) Keith G. Myers
02)  Ronald T. Nixon
03)  W. Earl Reed, III

☐  FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐   FOR ALL NOMINEES EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Nominees Except” and write the number(s) of the nominee(s) on the line below.
 ______________________________________

The Board of Directors recommends a vote FOR the following proposal: 2. To adopt, on an advisory basis, a resolution approving the compensation of our named executive officers.	☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR: 3. To approve the Company's 2018 Incentive Plan.	☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR the following proposal:
4. The ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending
December 31, 2018.
☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature (Please sign within box)	Date:	Signature (Joint Owner)	Date:

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LHC GROUP, INC.
This Proxy
is Solicited By the Board of Directors
for the 2018 Annual Meeting of Stockholders to be held on
June 7, 2018 at 10:00 a.m. (Central Time) at LHC Group Inc.’s Headquarters
located at 901 Hugh Wallis Road South
Lafayette, Louisiana 70508
The undersigned hereby appoints Keith G. Myers and Donald D. Stelly, and each of them individually, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of LHC Group, Inc. which the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders and any adjournments or postponements thereof, as directed on the reverse side.
If no direction is made, the proxy, when properly executed, will be voted: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
Unless voting electronically or by phone, please mark, sign, date and return this proxy card promptly. To attend the 2018 Annual Meeting of Stockholders and vote in person, please see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting” in the accompanying Proxy Statement.
(Continued and to be signed on the reverse side.)

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